Registration No. 333-200154

As filed with the Securities and Exchange Commission on December 30, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PISHPOSH, INC.
(Exact name of registrant as specified in its charter)

Nevada	5960	47-1093706
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

 (732) 965-3716

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Bernard Warman

PishPosh, Inc.

1915 Swarthmore Avenue

Lakewood, New Jersey 08701

(732) 965-3716

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Lubin, Esq.

David Lubin & Associates, PLLC

108 S. Franklin Avenue

Valley Stream, New York 11580

Telephone: (516) 887-8200

Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by the selling stockholder.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Aggregate Price Per Share (2)		Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, $0.0001 per share	5,625,000	(3)	$1.00	(2)	$5,625,000	$724	*

________________

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)	Our common stock is not traded on any national exchange and in accordance with Rule 457(a), the offering price was determined by the price shares were sold to the selling stockholders in private placement transactions. The selling stockholders may sell shares of our common stock only at a fixed price of $1.00 per share until such time, if at all, our shares are quoted on the Over-the-Counter OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $1.00 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”) nor can there be any assurance that such an application for quotation will be approved. We will not receive proceeds from the sale of shares by the selling stockholders.

(3)	Represents shares issuable to the selling stockholders upon the exercise of the Company’s Series A Convertible Preferred Stock.

* Previously paid

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

PISHPOSH, INC.

5,625,000 shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders of up to an aggregate of 5,625,000 shares of our common stock issuable upon the conversion of our Series A Convertible Preferred Stock (“Series A Stock”). 3,000,000 of the shares of common stock being registered herein are issuable upon the conversion of the 3,000 shares of Series A Stock which we issued pursuant to a securities purchase agreement we entered into with selling stockholders, which we refer to in this prospectus as the Purchase Agreement. 2,625,000 of the shares of common stock are issuable upon conversion of the Series A Stock which were sold by Bernard Warman pursuant to a purchase, put and escrow agreement. See the section of this prospectus entitled “Purchase Transactions” and the section entitled “Selling Stockholders” for additional information about the securities purchase agreement and the purchase, put and escrow agreement and the selling stockholders. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

Our common stock is presently not traded on any national exchange. The selling stockholders may sell shares of our common stock only at a fixed price of $1.00 per share until such time, if at all, our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $1.00 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved. See “Plan of Distribution” for additional information.

We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE SECTION ENTITLED "RISK FACTORS" IN THIS PROSPECTUS BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is _________, 2014.

Dealer Prospectus Delivery Obligation

Until ________________2014, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation, our ability to effectively manage or sustain our growth; our ability to generate net sales or achieve or maintain profitability; the effects of increased competition and our ability to compete effectively; our ability to expand our customer base; the growth of e-commerce; our ability to respond to consumer preferences and to expand our product offerings; our ability to maintain and enhance our brand; economic conditions and their impact on consumer spending patterns; our ability to attract new vendors and retain existing vendors and our ability to obtain high quality merchandise in sufficient quantities from vendors; our ability to optimize, operate and manage our fulfillment center; the attraction and retention of key personnel and qualified employees; competition from other distributors; our ability to raise capital to fund continuing operations; and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations and any businesses that may be acquired by us. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider in making your investment decision. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors” beginning on page 3 of this prospectus and our financial statements and related notes incorporated by reference in this prospectus, before investing in our securities. In this prospectus, “PishPosh,” the “Company,” “we,” “us,” and “our” refer to PishPosh, Inc.

Overview

We were incorporated on June 10, 2014 in the State of Nevada.  On June 11, 2014, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pish Posh Baby, LLC, a privately-held New Jersey limited liability company (“Pish Posh Baby”) which was formed on September 15, 2011. Pursuant to the Merger Agreement, each membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the merger was converted into 36,625 shares of common stock and 80 shares of Series A Stock of the Company for an aggregate of 3,626,500 shares of common stock and 8,000 shares of Series A Stock. Bernard Warman received 2,746,875 shares of common stock and 6,000 shares of Series A Stock and Faige Warman (together with Bernard Warman, the owners of 100% of the outstanding membership interests of Pish Posh Baby) received 915,625 shares of common stock and 2,000 shares of Series A Stock in the merger. Upon the closing of the merger, Pish Posh Baby merged with and into the Company with the Company surviving the merger and succeeding to the business of Pish Posh Baby.

1

We are primarily a baby stroller and baby stroller accessories distributor based in Lakewood, New Jersey. We showcase and sell our products in our showroom in Lakewood, New Jersey and through our website, www.PishPoshBaby.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Our corporate headquarters are located at 1915 Swathmore Avenue, Lakewood, New Jersey 08701 and our telephone number is (732) 905-3716.

On July 2, 2014, we entered into the Purchase Agreement and a registration rights agreement (the “Registration Rights Agreement”) with the selling stockholders, pursuant to which we issued (i) an aggregate of 3,000 shares of our Series A Stock (convertible into an aggregate of 3,000,000 shares of our common stock) and (ii) three-year warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.00 per share (the “Warrant Shares”) for an aggregate purchase price of $3,000,000.

On July 2, 2014, Bernard Warman, our Chief Executive Officer, sold 2,625 shares of Series A Stock (convertible into an aggregate of 2,625,000 shares of our common stock) to selling stockholders pursuant to a purchase, put and escrow agreement for an aggregate purchase price of $700,000.

The shares of common stock issuable upon the conversion of the Series A Stock to the selling stockholders under the Purchase Agreements are being offered pursuant to this prospectus.

SUMMARY OF THE OFFERING

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by selling stockholders	Up to 5,625,000 shares of common stock issuable upon the conversion of the Series A Stock.

Common Stock outstanding prior to the offering	4,000,003 shares

Common Stock to be outstanding after the offering	9,625,003 shares, assuming the conversion of all shares of Series A Stock

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Risk Factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our common stock.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 4,000,003 shares of common stock outstanding as of December 24, 2014 and excludes an aggregate of 4,500,000 shares of common stock issuable upon the exercise of warrants.

2

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks described below as well as other information provided to you in this prospectus, including information in the section of this document entitled “Forward Looking Statements.” There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

We have a history of operating losses and may continue to incur losses for the foreseeable future.

We recorded a net loss of $767,319 as of December 31, 2013, a net loss of $2,937,341 as of September 30, 2014. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our business and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support its operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by the sale of its equity there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Because we operate in an evolving industry, our past results may not be indicative of future performance, and our future performance may fluctuate materially which will increase your investment risk.

We operate in a rapidly evolving industry that may not develop as expected, if at all. Although we have experienced significant growth in net sales and the number of our active customers our makes it may be difficult to assess our future prospects. You should consider our business and prospects in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to, among other things: acquire new customers who purchase products from us at the same rate and of the same type as existing customers; retain our existing customers and have them continue to purchase products from us at rates and methods consistent with their prior purchasing behavior; encourage customers to expand the categories of products they purchase from us; attract new vendors to supply quality products that we can offer to our customers at attractive prices retain our existing vendors and have them supply additional quality products that we can offer to our customers at attractive prices; increase brand awareness; provide our customers with a superior customer support; fulfill and deliver orders in a timely way and in accordance with customer expectations, which may change over time; respond to changes in consumer access to and use of the Internet and mobile devices; react to challenges from existing and new competitors; avoid interruptions or disruptions in our business; develop and maintain a scalable, high-performance technology and fulfillment infrastructure that can efficiently and reliably handle increased usage, as well as the deployment of new features and the sale of new products and services; respond to macroeconomic trends; and hire, integrate and retain qualified personnel.

3

If we fail to effectively manage our growth, our business, financial condition and operating results could be harmed.

To effectively manage our growth, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee and contractor base. We have increased employee and contractor headcount since our inception to support the growth in our business, and we intend for this growth to continue for the foreseeable future. To support continued growth, we must effectively integrate, develop and motivate new employees, while maintaining our corporate culture. We face competition for qualified personnel. Additionally, we may not be able to hire new employees quickly enough to meet our needs. If we fail to effectively manage our hiring needs or successfully integrate our new hires, our efficiency and ability to meet our forecasts and our employee morale, productivity and retention could suffer, which may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth and expansion of our business and our product offerings in the future will place significant demands on our management. The growth of our business may require significant additional resources, which may not scale in a cost-effective manner or may negatively affect the quality of our customer experience. We are also required to manage multiple relationships with various vendors, customers and other third parties. Further growth of our operations, our vendor base, our fulfillment process, information technology systems or our internal controls and procedures may not be adequate to support our operations. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially and adversely affected.

We have incurred significant operating losses in the past, and we may not be able to generate sufficient net sales to achieve or maintain profitability. Failure to maintain an adequate growth rate will materially and adversely affect our business, financial condition and operating results.

We incurred net losses of $767,319 as of December 31, 2013 and net losses of $2,937,341 as of September 30, 2014. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to invest to increase our customer base, increase the number and variety of products we offer, expand our marketing channels, expand our operations, hire additional employees, incur the costs of being a public company and develop our technology platform and fulfillment process. These efforts may prove more expensive than we currently anticipate. Although our sales have grown, increasing from $4,047,258 in 2012 to $5,084,193 in 2013, we may not be able to sustain this rate of net sales growth or to increase our net sales sufficiently to offset higher expenses. Some of our efforts to generate net sales from our business are new and unproven, and any failure to increase our net sales or improve our gross margins could prevent us from attaining or increasing profitability. In addition, we expect to invest to fund longer term initiatives, which will likely impact profitability or other operating results. We cannot be certain that we will be able to attain or increase profitability on a quarterly or annual basis. If we are unable to effectively manage these risks and difficulties as we encounter them, our business, financial condition and operating results may be materially and adversely affected.

If we are unable to obtain additional funding, we may not be able to grow our business operations.

We will require additional funds to implement our business strategy. We anticipate that we will require a minimum of $1,800,000 to fund our planned activities for the next twelve months for working capital. We may issue additional equity securities to raise needed capital. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing stockholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations.

We may be unable to accurately forecast net sales and appropriately plan our expenses in the future.

We may base our current and future expense levels on our operating forecasts and estimates of future net sales and gross margins. Net sales and operating results are difficult to forecast because they generally depend on the volume, timing and type of the orders we receive, all of which are uncertain. Additionally, our business is affected by general economic and business conditions in the United States. A significant portion of our expenses is fixed, and as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. Any failure to accurately predict net sales or gross margins could cause our operating results in any given quarter, or a series of quarters, to be lower than expected, which could cause the price of our common stock to decline substantially.

4

Our business is highly competitive.

We expect competition in e-commerce generally to continue to increase because there are no significant barriers to entry. We currently compete with and expect to increasingly compete with e-commerce businesses, such as Diapers.com, Buy Buy Baby, Albee Baby, Giggle, and Amazon.com, Inc., e-commerce platforms of traditional retailers, such as online marketplaces such as eBay Inc. We also compete with the traditional offline retail industry, including discount and mass merchandisers, such as Target, Toys“R”Us and Walmart.

We believe that our ability to compete depends upon many factors both within and beyond our control, including: the size and composition of our customer base; the number of vendors and products we feature on our site; selling and marketing efforts; the quality, price and reliability of products offered either by us or our competitors; the convenience of the shopping experience that we provide; our ability to cost-effectively source, market and distribute our products and manage our operations; and our reputation and brand strength relative to our competitors.

Many of our current competitors have, and potential competitors may have, longer operating histories, larger fulfillment infrastructures, greater technical capabilities, or greater financial, marketing and other resources and larger customer bases than we do.

These factors may allow our competitors to derive greater net sales and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net sales from their customer bases more effectively than we do.

In addition, our competitors may have longer relationships with customers and suppliers. Increased competition may result in price reductions, reduced gross margins, and loss of market share, any of which could materially and adversely affect our business, operating results and financial condition.

We depend on the continued growth of e-commerce.

The business of selling products over the Internet is dynamic and relatively new. If customers cease to find our website experience easy to use and offering good value, or otherwise lose interest in shopping in this manner, we may not acquire new customers at rates consistent with historical or projected periods, and existing customers’ buying patterns and levels may be less than historical or projected rates and our business, financial condition and operating results may suffer.

If we fail to acquire new customers, we may not be able to increase net sales or achieve profitability.

We have invested in marketing and branding related to customer acquisition and expect to continue to do so. We must continue to acquire customers in order to increase net sales and achieve profitability. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase products and may prefer alternatives to our offerings, the retailer’s own website or the websites of our competitors. We cannot assure you that the net sales from new customers we acquire will ultimately exceed the cost of acquiring those customers. If consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, the net sales we generate may decrease, and our business, financial condition and operating results may be materially and adversely affected.

We use social networking sites, such as Facebook, Pinterest, Instagram, Twitter and Tumblr, online services, search engines, affiliate marketing websites, directories and other social media websites and e-commerce businesses to advertise, market and direct potential customers to our site. As e-commerce and social networking continue to rapidly evolve, we must continue to use e-commerce and social media channels that are used by our current and prospective customers and cost-effectively drive traffic to our website. We believe that failure to utilize these channels as sources of traffic to our site to generate new customers would adversely affect our financial condition.

5

We will be dependent on our suppliers and do not have supply agreements with our suppliers.

If we experience significant increased sales and since we do not have supply agreements to ensure our requirements, there can be no assurance that additional products will be available when required or on terms that are favorable to us, or that a supplier would allocate sufficient products to us in order to meet our requirements or fill our orders in a timely manner which could lead to delays to our customers, which could hurt our relationships with our customers, result in negative publicity, damage our brand and adversely affect our business, prospects and operating results.

Our sales may be adversely affected if we fail to respond to changes in consumer preferences in a timely manner or are not successful in expanding our product offerings.

Our financial performance depends on our ability to identify, originate and define retail product trends, as well as to anticipate, gauge and react to changing consumer preferences in a timely manner. Our products must appeal to a broad range of moms whose preferences cannot be predicted with certainty and are subject to change. Our business fluctuates according to changes in consumer preferences dictated in part by fashion trends, perceived product value and seasonal variations.

We have historically earned the largest portion of our net sales from the sale of strollers and stroller accessories and car seats. We may broaden our product offerings in the future. We continue to explore additional categories which may be accepted by our target customers. If we offer new products or categories that are not accepted by our customers, our sales may fall short of expectations, our brand and reputation could be adversely affected and we may incur expenses that are not offset by sales. If we expand into new categories, consumer demands may be different, and there is no assurance that we will be successful in these new categories. We may make substantial investments in such new categories in anticipation of future net sales. If the launch of a new category requires investments greater than we expect, if we are unable to attract vendors that produce sufficient high quality, value-oriented products or if the sales generated from a new category grow more slowly or produce lower gross margins than we expect, our results of operations could be adversely impacted. Expansion of our product lines may also strain our management and operational resources, specifically the need to hire and manage additional merchandise buyers to source these new products. We may also face greater competition in specific categories from Internet sites or retailers that are more focused on such categories. It may be difficult to differentiate our offering from other competitors as we offer additional product categories, and our customers may have additional considerations in deciding whether or not to purchase these additional product categories. In addition, the relative profitability, if any, of new product lines may be lower than what we have experienced historically, and we may not generate sufficient net sales from new product initiatives to recoup our investments in them. If any of these were to occur, it could damage our reputation, limit our growth and have a material adverse effect on our business, financial condition and operating results.

Our business depends on a strong brand. We may not be able to maintain and enhance our brand, or we may receive unfavorable customer complaints or negative publicity, which could adversely affect our brand.

We believe that maintaining and enhancing our brand is critical to expanding our base of customers and vendors. Maintaining and enhancing our brand may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brand or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Maintaining and enhancing our brand will depend largely on our ability to continue to provide reliable, trustworthy and high quality products to our customers.. Our brand depends on superior customer support, which requires significant personnel expense. If not managed properly, this expense could impact our profitability. Failure to manage or train our customer support and mom representatives properly could compromise our ability to establish customer relationships and handle customer complaints effectively. Customer complaints or negative publicity about our website, products, delivery times, customer data handling and security practices or customer support could diminish consumer use of our website and consumer and vendor confidence in us and cause our reputation to suffer.

6

Uncertainties in economic conditions and their impact on consumer spending patterns could adversely impact our operating results.

Our performance is subject to economic conditions and their impact on levels of consumer spending Some of the factors adversely affecting consumer spending include levels of unemployment, consumer debt levels, changes in net worth based on market changes and uncertainty, home foreclosures and changes in home values, fluctuating interest rates, credit availability, government actions, fluctuating fuel and other energy costs, fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Consumer purchases of discretionary items, including our merchandise, generally decline during periods when disposable income is adversely affected or there is economic uncertainty. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net sales and have a material adverse effect on our operating results.

Failure to continue to provide our customers with merchandise from vendors will harm our business.

Our net sales depend, in part, on our ability to continue to source merchandise in sufficient quantities at competitive prices from vendors. Offering a variety of brands, styles, categories and products at affordable price points is important to our ability to acquire new customers and to keep our existing customers engaged and purchasing products. Growth in the number of our customers, as well as increased competition, may make it difficult to source additional brands and styles in sufficient quantities and on acceptable terms to meet the demand of our customers.

We have no contractual assurances of continued supply, pricing or access to new products, and vendors could change the terms upon which they sell to us or discontinue selling to us for future sales at any time. If we are not able to identify and effectively promote new brands, we may lose customers to our competitors. Even if we identify new vendors, we may not be able to purchase desired merchandise in sufficient quantities on terms acceptable to us in the future, and products from alternative sources, if any, may be of a lesser quality or more expensive than those from existing vendors. An inability to purchase suitable merchandise on acceptable terms or to source new vendors could have a material adverse effect on our business, financial condition and operating results.

Failure of our vendors to supply high quality and compliant merchandise in a timely manner may damage our reputation and brand and harm our business.

We depend on our vendors to supply high quality merchandise in a timely manner. The failure of these vendors to supply merchandise which meets our quality standards or the quality standards of our customers could damage our reputation and harm our business, financial condition and operating results.

Our vendors are subject to various risks, including raw material costs, inflation, labor disputes, union organizing activities, boycotts, financial liquidity, product merchantability, safety issues, inclement weather, natural disasters, disruptions in exports, trade restrictions, trade disruptions, currency fluctuations and general economic and political conditions that could limit the ability of our vendors to provide us with high quality merchandise on a timely basis and at prices and payment terms that are commercially acceptable. For these or other reasons, one or more of our vendors might not adhere to our vendor terms and conditions or their applicable contract or might stop providing us with high quality merchandise. If there are any deficiencies in the products our vendors have provided to us, we might not identify such deficiencies before products ship to our customers.

In addition, our vendors may have difficulty adjusting to our changing demands and growing business. Failure of our vendors to provide us with quality merchandise that complies with all applicable laws, including product safety regulations and legislation in a timely and effective manner could damage our reputation and brand. Further, any merchandise could become subject to a recall, regulatory action or legal claim, which could result in increased legal expenses as well as damage to our reputation and brand and harm to our business. We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the United States and other foreign governments, including the likelihood, type or effect of any such restrictions. Such developments could have a material adverse effect on our business, financial condition and operating results.

7

We purchase our merchandise from numerous domestic and international manufacturers. Failure of our vendors to comply with applicable laws and regulations and contractual requirements could lead to litigation against us, resulting in increased legal expenses and costs.

Many of the products we sell to children have safety concerns and may expose us to product liability claims.

Many of the products we sell are for children, and these products are often subject to enhanced safety concerns and additional scrutiny and regulation. Product safety concerns may require us to voluntarily remove selected products from our inventory. Such recalls and voluntary removal of products can result in, among other things, lost sales, diverted resources, potential harm to our reputation and increased customer service costs and legal expenses, which could have a material adverse effect on our business, financial condition and operating results.

Some of the products we sell may expose us to product liability claims and litigation or regulatory action relating to personal injury, death or environmental or property damage. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

If we do not successfully optimize and manage our fulfillment processes, our business, financial condition and operating results could be harmed.

If we do not optimize and manage our fulfillment processes successfully and efficiently, it could result in excess or insufficient fulfillment, an increase in costs or impairment charges or harm our business in other ways. If we do not have sufficient fulfillment capacity or experience a problem fulfilling orders in a timely manner, our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers.

If we add new products or categories with different fulfillment requirements or change the mix in products that we sell, our fulfillment will become increasingly complex. Failure to successfully address such challenges in a cost-effective and timely manner could impair our ability to timely deliver our customers’ purchases and could harm our reputation and ultimately, our business, financial condition and operating results.

If we grow faster than we anticipate, we may exceed our fulfillment center’s capacity, we may experience problems fulfilling orders in a timely manner or our customers may experience delays in receiving their purchases, which could harm our reputation and our relationship with our customers, and we would need to increase our capital expenditures more than anticipated.

We not have an agreement for the use of our current fulfillment facility.

We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 30,000 square foot warehouse fulfillment center in Howell, New Jersey. The fulfillment facility stores, selects, packs, ships and handle returns. Since we do not have a contractual agreement with this facility, the facility could decide not to provide us with such warehouse space for our inventory and its fulfillment services which would, if we were not able to find an adequate replacement for our fulfillment needs, result in a disruption in our ability to fill customer orders which could adversely affect our financial condition and reputation.

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We are subject to payment-related risks.

We accept payments using a variety of methods, including credit card, debit card, PayPal and gift cards. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with the rules or requirements of any provider of a payment method we accept, among other things, we may be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit and debit card payments from consumers or facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially and adversely affected.

We also may incur significant losses from fraud. We may incur losses from claims that the consumer did not authorize the purchase, from merchant fraud, from erroneous transmissions and from consumers who have closed bank accounts or have insufficient funds in them to satisfy payments. In addition to the direct costs of such losses, if they are related to credit card transactions and become excessive, they could potentially result in our losing the right to accept credit cards for payment. In addition, under current credit card practices, we are liable for fraudulent credit card transactions because we do not obtain a cardholder’s signature. We use a third party fraud specialist to monitor our credit transactions. Our failure to adequately control fraudulent transactions could damage our reputation and brand and result in litigation or regulatory action, causing an increase in legal expenses and fees and substantially harm our business, financial condition and operating results.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection and gift cards. We cannot guarantee that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our site by consumers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations.

Failure to comply with laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing and security of consumer data. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. We strive to comply with all applicable laws, regulations and other legal obligations relating to privacy, data protection and consumer protection, including those relating to the use of data for marketing purposes. It is possible, however, that these requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. We cannot guarantee that our practices have complied, comply or will comply fully with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with any privacy or consumer protection-related laws, regulations, industry self-regulatory principles, industry standards or codes could adversely affect our reputations, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and vendors and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

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Our failure or the failure of third-party service providers to protect our site, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction data or other confidential and sensitive information from being breached or compromised. More generally, we take steps to protect the security, integrity and confidentiality of the information we collect, store or transmit, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information. We and our service providers may not have the resources or technical sophistication to anticipate or prevent all types of attacks, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have an adverse and material effect on our business, financial condition and operating results. Although we maintain privacy, data breach and network security liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

If we lose any of our key management personnel, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business experience of our executive officers and our consultants. We have employment agreements with Bernard Warman, our Chief Executive Officer, and Eliezer Nojovitz, our Chief Operating Officer. Although, we hope to retain the services of all of our officers, if an officer should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced employees in order to successfully develop our business. Qualified employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of qualified employees in the future. The loss of personnel or our inability to hire or retain sufficient personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business.

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Our Chief Executive Officer is not subject to a non-competition agreement and may engage in a similar business as the Company’s business.

Our Chief Executive Officer, Bernard Warman is not subject to a non-competition or non-solicitation agreement. If he should choose to leave us for any reason, or start a competitive business while employed by us, he is not contractually prohibited from doing so or from soliciting and hiring our employees and consultants from such competitive endeavors any of which would have a material adverse effect on our business operations.

Our management team has no experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.

The individuals who now constitute our management team have no experience managing a publicly-traded company and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and incremental reporting obligations under the federal securities laws. In particular, these new obligations will require substantial attention from our senior management and could divert their attention away from the day-to-day management of our business, which could materially and adversely affect our business, financial condition and operating results.

We may incur material losses and costs as a result of manufacturer’s product defects, warranty claims or product liability actions that may be brought against us.

We face an inherent business risk of exposure to product liability in the event that products that we sell fail to perform as expected or failure results in bodily injury or property damage which could cause us to lose revenues, incur increased costs associated with customer support, experience delays increased returns or discounts, and damage our reputation, all of which could negatively affect our financial condition and results of operations. If any of the products we sell are or are alleged to be defective, we may be required to participate in a recall involving such products.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

In the future, we could be required to raise capital through public or private financing or other arrangements. Such financing may not be available on acceptable terms, or at all, and our failure to raise capital when needed could harm our business. If we sell any such securities in subsequent transactions, investors may be materially diluted. Debt financing, if available, may involve restrictive covenants and could reduce our operational flexibility or profitability, such as covenants that could limit our ability to, among other things, incur additional indebtedness, liens or other encumbrances, make dividends or other distributions to holders of our capital stock, and sell or transfer assets, as well as certain financial covenants. If we cannot raise funds on acceptable terms, we may not be able to grow our business or respond to competitive pressures.

The price of our common stock may fluctuate or may decline regardless of our operating performance, resulting in substantial losses for investors.

The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including: actual or anticipated fluctuations in our results of operations; the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections; failure of securities analysts to initiate or maintain coverage of our company, changes in financial estimates or ratings by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors; announcements by us or our competitors of significant innovations, acquisitions, strategic partnerships, joint ventures, operating results or capital commitments; changes in operating performance and stock market valuations of other companies in our industry; price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole; changes in our board of directors or management; sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders; lawsuits threatened or filed against us; changes in laws or regulations applicable to our business; the expiration of lock-up agreements; changes in our capital structure, such as future issuances of debt or equity securities; short sales, hedging and other derivative transactions involving our capital stock; general economic conditions; and the other factors described in this section of the prospectus captioned, “Risk Factors.”

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RISKS ASSOCIATED WITH OUR COMMON STOCK AND COMPANY

The issuance of shares upon conversion of the Series A Stock and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.

As of December 24, 2014, there were 11,000 shares of our Series A Stock convertible into an aggregate of 11,000,000 shares of common stock and warrants to purchase an aggregate of 4,500,000 shares of common stock outstanding. The issuance of shares upon conversion of preferred shares and exercise of warrants will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion, subject to any applicable lock-up agreements or limitations on beneficial ownership that may result from such conversion.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

There has been no prior market for our common stock. An active market may not develop or be sustainable.

There has been no public market for our common stock prior to this offering. An active or liquid market in our common stock may not develop or, if it does develop, it may not be sustainable. If an active trading market does not develop or is not sustained, it may be difficult for investors to sell shares of our common stock at a price that is attractive or at all. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the Amex Equities Exchanges and NASDAQ, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the NASAQ. Because we will not be seeking to be listed on any of the exchanges, we are not presently required to comply with many of the corporate governance provisions.

Because our directors are not independent, we do not currently have independent audit or compensation committees. As a result, the directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

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As a result of becoming a public company, we will be obligated to develop and maintain proper and effective internal control over financial reporting. If we fail to do so in a timely manner, or our internal control over financial reporting is not determined to be effective, this may adversely affect investor confidence in our company and, as a result, the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for the first fiscal year beginning after the effective date of this offering. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the SEC following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, or the date we are no longer an “emerging growth company,” as defined in the JOBS Act. We will be required to disclose changes made in our internal control and procedures on a quarterly basis. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

In future periods, if during the evaluation and testing process, we identify any other material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal control over financial reporting is effective. If we are unable to assert that our internal control over financial reporting is effective we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the SEC.

Our Articles of incorporation allows for our board of directors to create new series of preferred stock without further approval by our stockholders which could adversely affect the rights of the holders of our common stock.

Our Board has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board also has the authority to issue preferred stock without further stockholder approval. As a result, our Board could authorize the issuance of a series of preferred stock that would grant to such holders (i) the preferred right to our assets upon liquidation, (ii) the right to receive dividend payments before dividends are distributed to the holders of common stock and (iii) the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of the actions described in the preceding paragraph could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

Our officers and directors own a substantial amount of our common stock and, therefore, exercise significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree.

Our executive officers and directors control approximately 96.5% of our outstanding common stock. These stockholders, if they act together, may be able to exercise substantial influence over the outcome of all corporate actions requiring approval of our stockholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other stockholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other stockholders’ best interest but which might negatively affect the market price of our common stock.

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The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect our business and results of operations. We will need to hire additional employees or engage outside consultants to comply with these requirements, which will increase our costs and expenses.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our common stock by the selling stockholders.

We have agreed to bear the expenses relating to the registration of the shares for the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the selling stockholders of shares of common stock that have been or may be issued to the selling stockholders pursuant to the Purchase Agreements. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Registration Rights Agreement, which we entered into with the selling stockholders on July 2, 2014, concurrently with our execution of the Purchase Agreements, in which we agreed to provide certain registration rights with respect to sales by the selling stockholders of the shares of our common stock that have been or may be issued to the selling stockholders under the Purchase Agreements.

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that are issued upon conversion of the Series A Stock under the Purchase Agreements. The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares. However, the Series A Stock is not convertible and the Warrants are not exercisable if, after giving effect to such conversion or exercise, as the case may be, the holder and such holder’s affiliates would beneficially own in excess of 4.99%, or upon at least 61 days’ prior written notice to the Company, would beneficially own 9.99%.

The following table sets forth the shares beneficially owned, as of December 24, 2014, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares that the selling stockholders may offer and sell from time to time under this prospectus and the number of shares which the selling stockholders would own beneficially if all such offered shares are sold. The number of shares represents the conversion of the Series A Stock held by such selling stockholder.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 4,000,003 shares of our common stock outstanding as of December 24, 2014.

None of the selling stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer. None of the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates, except that Asher J. Berliner is the owner of Ber-Line Realty LLC, which purchases inventory sourced by us. See “Description of Business”. The selling stockholders have acquired its shares solely for investment and not with a view to or for resale or distribution of such securities.

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Name of Selling Stockholder	Beneficial Ownership Before the Offering		Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering
Alpha Capital Anstalt (2)	1,875,500	(3)	937,500	375,000	*
American European Insurance Company(4)	187,500	(5)	125,000	62,500	*
Nachum Stein	187,500	(5)	125,000	62,500	*
RR Investment 2012 LP(6)	375,000	(7)	250,000	125,000	*
Curber International Ltd.(8)	450,000	(9)	300,000	150,000	*
Rachel Chitrik Purec	75,000	(10)	50,000	25,000	*
Abraham Belsky	75,000	(10)	50,000	25,000	*
Morris Fuchs	150,000	(11)	100,000	50,000	*
2004 Leon Scharf Irrevocable Trust (12)	150,000	(11)	100,000	50,000	*
Asher J. Berliner	375,000	(7)	250,000	125,000	*
Jacob Friedman	112,500	(13)	75,000	37,500	*
Barry Honig	543,750	(14)	456,250	87,500	*
Birchtree Capital LLC(15)	590,625	(16)	534,375	56,250	*
Melechdavid, Inc.(17)	420,000	(18)	380,000	40,000	*
Point Capital, Inc.(19)	337,500	(20)	287,500	50,000	*
Hoch Family Equities LLC(21)	112,500	(13)	75,000	37,500	*
Bebe, LLC(22)	170,625	(23)	154,375	16,250	*
GRQ Consultants, Inc. Defined Benefit Plan (24)	350,000		350,000	0	*

_______________

*less than 1%.

(1) Represents shares of common stock issuable upon the conversion of the Series A Stock.

(2) Konrad Ackermann, director of Alpha Capital Anstalt (“Alpha”), has sole voting and investment power over the shares held by Alpha.

(3) Includes 500,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(4) Nachum Stein, Chairman of American European Insurance Company (“AEI”), has sole voting and investment power over the shares held by AEI.

(5) Includes 62,500 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(6) Ralph Rieder, Managing Member of ER565CM, LLC, the general partner of RR Investment 2012 LP (“RR LP”), has sole voting and investment power over the shares held by RR LP.

(7) Includes 125,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(8) Menachem Goldshmid, director of Curber International (“Curber”), has sole voting and investment power over the shares held by Curber.

(9) Includes 150,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(10) Includes 25,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(11) Includes 50,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(12)Willy Beer, investor trustee of the 2004 Leon Scharf Irrevocable Trust (“Scharf Trust”), has sole voting and investment power over the shares held by the Scharf Trust.

(13) Includes 37,500 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(14) Includes 87,500 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(15) Michael Brauser, Manager of Birchtree Capital LLC (“Birchtree”), has sole voting and investment power over the shares held by Birchtree.

(16) Includes 56,250 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(17) Mark Groussman, President of Melechdavid, Inc. (“Melechdavid”), has sole voting and investment power over the shares held by Melechdavid.

(18) Includes 40,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

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(19) Richard Brand, Chief Executive Officer of Point Capital, Inc. (“Point Capital”), has sole voting and investment power over the shares held by Point Capital.

(20) Includes 50,000 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(21) Ari Hoch, Member of Hoch Family Equities LLC (“Hoch”), has sole voting and investment power over the shares held by Hoch.

(22) Erick Richardson, Managing Member of Bebe, LLC (“Bebe”) has sole voting and investment power over the shares held by Bebe.

(23) Includes 16,250 shares of common stock underlying warrants which are exercisable at $1.00 per share until July 2, 2017, or on a cashless basis beginning July 2, 2015.

(24) Barry Honig, trustee of the GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Plan”) has sole voting and investment power over the shares held by the GRQ Plan.

PURCHASE TRANSACTIONS

Purchase Agreement

On July 2, 2014, we entered into the Purchase Agreement and the Registration Rights Agreement with selling stockholders, pursuant to which we issued (i) an aggregate of 3,000 shares of our Series A Stock (convertible into an aggregate of 3,000,000 shares of our common stock) and (ii) three-year warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.00 per share for an aggregate purchase price of $3,000,000.

Pursuant to the Purchase Agreement, until the earlier of (i) the effective date of the registration statement to which this prospectus forms a part, or all shares of common stock underlying the Series A stock and the warrants have be sold under Rule 144 or (ii) until less than 20% of the Series A Stock is outstanding, the Company may not incur any indebtedness generally in excess of $400,000 (except debt financing from a United States bank regularly engaged in lending) or guarantee obligations of others. Also, except in the event that the Company goes public, the Company may not enter into equity lines of credit or other variable rate transactions as described in the Purchase Agreement for two years without the purchasers approval.

Under the Purchase Agreement, the Company is required to pay as liquidated damages, $10 for each $1,000 of Series A Stock or Warrant Shares per trading day that it fails to timely remove a restrictive stock legend in accordance with the Purchase Agreement. If the Company fails to timely deliver securities as required or a broker purchases shares of common stock which the purchaser was entitled to receive in unlegended form from the Company, the Company is obligated to pay as liquidated damages the amount by which the purchaser’s total purchase price for shares of common stock purchased exceeds the aggregate purchase price of the shares of common stock delivered to the Company for reissuance or as required to be delivered pursuant to the Certificate of Designation of the Company, with interest thereon at the rate of 15% per annum until such amount is paid in full.

The Purchase Agreement also provides that until the first to occur of (i) the Company going public; (ii) the purchasers owning less than 20% of the Series A stock and the common stock issued upon conversion, or (iii) two years after the closing the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company’s board of directors (the “Board”) will consist of five directors, two of which will be appointed by Warman, two of which will be appointed by the holders of the majority of the securities issued under the Purchase Agreement (the “Majority in Interest”) and one of which will be appointed by the other four directors. To date, the Majority in Interest have not appointed a director, nor has a fifth director been appointed. Until 90 business days after the closing of the Purchase Agreement, the Board will appoint a chief executive officer and chief financial officer reasonably acceptable to Warman.

In lieu of complying with the obligations in the Registration Rights Agreement, on or before the 90th business day after the closing of the Purchase Agreement, the Company may, subject to the approval of the Majority in Interest, enter into an agreement to merge with and into a public company (a “Going Public Event”).

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Until two years after a Going Public Event, the purchaser will be protected from a dilutive issuance in the event that that the Company issues or sells common stock at a price less than the conversion price of the Series A Stock (except for certain exempt issuances) and will be entitled to a share adjustment in accordance with the terms of the Purchase Agreement. The Company will be required to pay as liquidated damages, 1% per trading day of the product of the number of additional shares that the Company is required to deliver as a dilutive share adjustment multiplied by the highest closing sale price on the common stock on any trading day during the period that the additional shares are not so delivered.

The Purchase Agreement also provides that for two years after a Public Company Event, the purchasers will have the right to participate in certain future financings in accordance with the terms of the Purchase Agreement on a pro rata basis.

Any payments of liquidated damages paid to the purchasers in connection with their purchase of the Series A Stock will be limited to 12% of the subscription amount paid by such purchaser.

Warrants

The warrants issued pursuant to the Purchase Agreement have a cashless exercise provision commencing one year from the date of issuance, cash compensation for a “buy in” amount if the transfer agent fails to timely deliver warrant shares upon exercise in accordance with the terms of the warrant and is subject to adjustment in certain circumstances including stock dividends and splits and subsequent purchase rights offerings to holders of the Company’s common stock. The warrants are not exercisable if, after giving effect to such exercise, the holder and such holder’s affiliates would beneficially own in excess of 4.99%, or upon at least 61 days’ prior written notice to the Company, would beneficially own 9.99% of the then outstanding shares of our common stock.

 Registration Rights Agreement

The Registration Rights Agreement requires the Company to register all of the shares of common stock issuable upon conversion of the Series A Stock (unless such number of shares is reduced by the SEC) on a registration statement and cause such registration statement to be declared effective by the SEC no later than 180 days after the closing and to maintain the effectiveness of such registration statement until all shares have been sold thereunder or pursuant to Rule 144.

If the Company fails to comply with the requirements regarding such registration statement including filing a registration statement, causing it to become effective and maintaining its effectiveness as set forth in the Registration Statement, the Company will be required to pay each holder as liquidated damages on a monthly basis, an amount in cash equal to 1% or .5% (depending on the number of non-compliant events) of the purchase price paid by such holder up to 12% of the amount paid. If the Company fails to pay any liquidated damages when due, the Company will pay 18% interest as interest thereon until paid in full. The dates by which the registration statement is required to be filed and to be deemed effective have been extended for 45 days pursuant to a Consent and Amendment Agreement dated September 30, 2014.

Lockup Agreement

Certain shareholders (holding an aggregate of 3,662,500 shares of common stock) executed a lock-up agreement with the Company, agreeing that other than in connection with transfers to family members and open market sales at a price greater than $3.00 per share, they will not transfer their shares until the earlier of 18 months after the date of this prospectus or less than one-third of the shares issued pursuant to the Purchase Agreements are outstanding

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Placement Agent Agreement

In connection with the offering of shares and warrants under the Purchase Agreement, on June 10, 2014, we entered into a twelve-month agreement (“Placement Agreement”) with Palladium Capital Advisors, LLC, a Delaware limited liability company (“Palladium”), for placement agent services in consideration for (i) 8% of the aggregate consideration raised; (ii) common stock such that Palladium’s equity in the Company after the offering will be 2.25% of the total outstanding shares of our common stock; and (iii) a non-accountable expense allowance of 2% of the aggregate consideration raised. On July 2, 2014, we issued 337,500 shares of common stock representing 2.25% of the total outstanding shares of our common stock on such date.

Warman Purchase Agreement

Also on July 2, 2014, Warman sold 2,625 shares of Series A Stock held by him to the selling stockholders identified in a purchase, put and escrow agreement (the “Warman Purchase Agreement”) for an aggregate purchase price of $700,000. The Warman Purchase Agreement provides, among other things, that provided the Company becomes a public reporting company, if at any time up to 15 months after the date of the Warman Purchase Agreement the Company records three consecutive months of (a) monthly revenue equal to or greater than $1,250,000 and (b) net income, as certified by an independent auditor acceptable to the Purchasers, Warman will have the right require the purchasers to purchase an aggregate of up to 1,500,000 shares of common stock or an equivalent amount of Preferred Stock , subject to adjustment in the event of stock splits, reverse stock splits, stock dividends, combinations or classifications or similar changes or transactions of the common stock or preferred stock or (the "Adjustments"), at a per share purchase price of 75% of the public offering price or the per share valuation of the Company in connection with the Going Public Event. In addition, the Warman Purchase Agreement provides for the waiver by the purchasers of certain rights applicable to the Series A Stock in the event of a dilutive issuance by the Company of common stock at a price per share greater than $0.2666.

DILUTION

The net tangible book value of our common stock as of September 30, 2014 was $(2,650,090), or $(0.66) per share. Net tangible book value per share represents our total tangible assets less our total tangible liabilities, divided by the number of shares of common stock before giving effect to the conversion of all outstanding shares of common stock upon the completion of this offering.

Net tangible book value dilution per share to new investors represents the difference between the amount per share paid by purchasers in this offering and the pro forma net tangible book value per share of our common stock immediately after the completion of this offering. After giving effect to our assumed sale of all 5,625,000 shares of common stock in this offering at an assumed public offering price of $1.00 per share, our as adjusted net tangible book value as of September 30, 2014 would have been approximately $(2,650,090) or $(0.28) per share of common stock. This represents an immediate increase in net tangible book value of $0.38 per share to existing stockholders and an immediate dilution in net tangible book value of $0.10 per share to purchasers of common stock in this offering at the assumed offering price, as illustrated in the following table:

Public offering price per share	$1.00
Net tangible book value per share as of September 30, 2014, before this offering	$(0.66)
Increase per share attributable to new investors	$0.38
Pro forma net tangible book value per share at September 30, 2014 after giving effect to the offering	$(0.28)
Dilution per share to new investors	$0.72

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PLAN OF DISTRIBUTION

Our common stock is presently not traded on any national exchange. The selling stockholders may sell shares of our common stock only at a fixed price of $1.00 per share until such time, if at all, our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $1.00 has been arbitrarily determined as the selling price. There can be no assurance that a market maker will agree to file the necessary documents with FINRA nor can there be any assurance that such an application for quotation will be approved.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby by using any one or more of the following methods:

●	to or through underwriters or broker-dealers;
●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases as a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker dealers or other financial institutions or create one or more derivative securities which require the deliver)' to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities for the selling stockholders. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders. We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

Penny Stock Rules

Our shares of common stock are subject to the "penny stock" rules of the Securities Exchange Act of 1934 and various rules under this Act. In general terms, "penny stock" is defined as any equity security that has a market price less than $5.00 per share, subject to certain exceptions. The rules provide that any equity security is considered to be a penny stock unless that security is registered and traded on a national securities exchange meeting specified criteria set by the SEC, authorized for quotation from the NASDAQ stock market, issued by a registered investment company, and excluded from the definition on the basis of price (at least $5.00 per share), or based on the issuer's net tangible assets or revenues. In the last case, the issuer's net tangible assets must exceed $3,000,000 if in continuous operation for at least three years or $5,000,000 if in operation for less than three years, or the issuer's average revenues for each of the past three years must exceed $6,000,000.

Trading in shares of penny stock is subject to additional sales practice requirements for broker-dealers who sell penny stocks to persons other than established customers and accredited investors. Accredited investors, in general, include individuals with assets in excess of $1,000,000 or annual income exceeding $200,000 (or $300,000 together with their spouse), and certain institutional investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the security and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the security. Finally, monthly statements must be sent disclosing recent price information for the penny stocks. These rules may restrict the ability of broker-dealers to trade or maintain a market in our common stock, to the extent it is penny stock, and may affect the ability of shareholders to sell their shares.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws. You should also refer to our articles of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part before you make an investment decision with respect to our shares of common stock.

We are authorized to issue 300,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of  December 24, 2014, 4,000,003 shares of common stock and 11,000 shares of preferred stock designated as Series A Stock are issued and outstanding.

Common Stock

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our articles of incorporation or bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

Our Board may issue preferred stock in one or more series without shareholder approval. Our Board may determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock. The rights of holders of our common stock described above, will be subject to, and may be adversely affected by, the rights of any preferred stock that we may designate and issue in the future.

Series A Stock

Our Articles of Incorporation, which were filed with the Secretary of State of the State of Nevada on June 10, 2014, designate 5,000 shares of our preferred stock as Series A Convertible Preferred Stock (which amount of shares so designated may not be increased without the approval of the holders of a majority of then outstanding shares of Series A Stock.) A Certificate of Correction was filed with the Secretary of State of the State of Nevada on September 18, 2014 to correct the designation from 5,000 to 50,000 shares. Each share of Series A stock has a stated value of $1,000. The Company is obligated to reserve for issuance the aggregate number of shares which are issuable upon the conversion of the then outstanding shares of Series A Stock. The Series A Stock is not convertible if, after giving effect to such conversion, the holder and such holder’s affiliates would beneficially own in excess of 4.99%, or upon at least 61 days’ prior written notice to the Company, would beneficially own 9.99%.

Dividends

The holder of Series A Stock shall be entitled to receive dividends, on a pro rata basis, equal to and in the same form as dividends may be paid on the Company’s common stock, on a fully-converted basis.

Voting

The Series A Stock generally has no voting rights. If entitled to vote on a matter the holders of the Series A Stock shall vote together with the holders of the common stock on an as-converted basis. So long as 20% of the originally issued shares of Series A Stock are outstanding, the Company shall not without the approval of the holders of a majority of then outstanding shares of Series A Stock, alter or adversely change the Series A Stock, create a class of stock ranking senior to the Series A Stock upon a liquidation of the Company, or otherwise pari passu with the Series A Stock, amend its Articles of Incorporation to adversely affect the holders of the Series A Stock, increase the number of authorized shares of Series A Stock or pay dividends.

Liquidation

The holders of Series A Stock shall be entitled to be paid, out of the available funds and assets of the Company, prior and in preference to any payment or distribution of any available funds and assets on any shares of common stock, at a liquidation price of $1,000 per share of the Series A Stock.

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Conversion

The Series A Stock is convertible at any time at the option of the holder by dividing the stated value by the conversion price. The conversion price of the Series A Stock is $1.00.

The number of shares of common stock into which the Series A Stock is convertible is subject to adjustment for stock dividends and stock splits. In the event of a subsequent offering by the Company of its securities or rights to purchase its securities, the holder of the Series A Stock will have purchase rights on an as if fully converted basis. If after the Company becomes a public reporting company, there is a change of control of the Company, the Company sells or otherwise disposes of substantial all of its assets, or reorganizes or recapitalizes or effects a share exchange (each a “Fundamental Transaction”), the holder is entitled to receive in addition to any additional consideration therefor, the number of shares of common stock of the successor or acquiring company for which the Series A stock is convertible immediately prior to such change of control or acquisition.

Antidilution

Until two years after the Company merges or combines with a public company to become a public reporting company, if the Company sells or issues any common stock or rights to acquire common stock (except in the case of certain exempt issuances as set forth in the Articles of Incorporation) at a price lower than the conversion price of the Series A Stock then the conversion price of the Series A Stock shall be reduced to such lower price.

Drag Along Rights

If the Company has not completed a merger or combination with a public company to become a public reporting company, on or before one year after the closing, a majority of the holders of the Series A Stock have the right, exercisable prior to July 2, 2016 to require the Company to merge or consolidate with another entity where after giving effect to the transaction, the Company’s stockholders own less than 50% of the aggregate voting power of the company or the successor entity or to sell or otherwise dispose of substantially all of its assets on terms approved by the holders of the Series A Stock (a “Deemed Sale”). Warman and the holders of the Series A Stock agree to vote in favor of such Deemed Sale.

Negative Covenants

Until the first to occur of (i) the Company merging or consolidating with another company to become a public company, (ii) the initial holders of the Series A Stock owning less that 25% of the Series A Stock or (iii) two years after the date of the first issuance of any shares of Series A Stock as long as 20% of the originally issued shares of Series A Stock are outstanding unless the holders of more than 50% of the stated value of the then outstanding shares of Series A Stock have approved, the Company shall not: (a) repay or repurchase any of the Company’s securities; (b) enter into a material transaction with an affiliate unless at arms-length on commercially reasonable terms or approved by the a majority of disinterested directors, (c) consent to a bankruptcy, (d) liquidate, dissolve or wind-up the Company (e) enter into a variable rate transaction, (f) materially increase the compensation of the five highest paid members of management, (g) change the number of directors, (h) change the Company’s principal business, or (i) amend its Articles of Incorporation or Bylaws to materially and adversely affect the rights of the holders of the Series A Stock.

So long as 25% of the originally issued shares of Series A Stock are outstanding, the Company may not (i) redeem, purchase or otherwise acquire any securities, except from departing officers, directors or employees for not more than $100,000 per calendar year, (ii) pay or declare any dividend or make any distribution on the Company’s common stock or (iii) set aside any money for purchase or redemption of the Company’s common stock or any shares pari passu with the Series A Stock.

Redemptions

At the option of the holder, the Company shall redeem all of the shares of Series A Stock held by such Holder for a price equal to 110% of the stated value upon (i) the Company merging or combining with a public company to become a public reporting company; (ii) a bankruptcy or (iii) a Fundamental Transaction has occurred not in connection with clause (i) or a Deemed Sale. If the Company fails to timely redeem such shares and pay the redemption amount in accordance with the Articles of Incorporation, the Company shall pay interest thereon at a rate equal to the lesser of 12% per annum or the maximum legal rate.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its affiliates as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on June 10, 2014 in the State of Nevada. PishPosh Baby was formed in the State of New Jersey on September 15, 2011. On June 11, 2014, we entered into an Agreement and Plan of Merger with Pish Posh Baby. Upon the closing of the merger, Pish Posh Baby merged with and into the Company with the Company surviving the merger and succeeding to the business of Pish Posh Baby.

Company Overview

We are primarily a baby stroller and baby stroller accessories distributor based in Lakewood, New Jersey. We showcase and sell our products through our showroom and our website, www.PishPoshBaby.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

We stock items of which we sell the most quantity in a dedicated warehouse and fulfillment center located in Lakewood, New Jersey, which we believe improves customer service, shortens delivery time compared with those e-commerce retailers that do not hold any inventory, and lowers shipping costs compared to drop shipping. We offer next day delivery via Federal Express in the New York Tri-State area and free shipping on orders over $75. We currently maintain approximately $400,000 of inventory, consisting of stroller, car seats and high chairs, with a 35 day turnover. We typically take customer orders before we purchase inventory from our vendors for items of which we sell less and then drop ship to the customer directly from the manufacturer thereby reducing our inventory risk on such items.

Strategy

Our efforts are directed towards providing a brand that has the best experience for a mom to purchase her baby gear needs. Our tag line is “We’re Moms We Get It” Our strategy is to build to assist moms throughout the purchasing process. We build relationships with our mom representatives, who are moms themselves and who are experienced shoppers of baby gear and provide what we believe to be an enhanced shopping experience. We are focused on building a loyal customer base. We focus on high levels of technology integration, having the latest and what we believe to be the greatest style and fashion, safety and usefulness and deals and promotions. If we are successful in securing our customer base and widening our product line, we hope to focus on the manufacture of direct brands and items with higher margins and repetitive sales.

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Products and Services

Although approximately 85% of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers.

We are currently focused on stroller and stroller accessories but we hope in the future to expand initially into nursery and children’s furniture. We hope to offer products for a complete nursery, including furniture and room décor and bedding and accessories. We also hope to further expand our product offerings to include prenatal products such as products for pregnant mothers, baby gear, baby health, baby furniture and room décor and products for one year olds and older including, baby toys, toddler gear, toddler furniture and toys.

We intend to sell furniture with a high quality finish which will be delivered and setup in a turnkey fashion. Our team of mom reps will help design and layout the nursery using a technology autocad type of software which shows the actual layout for placement of items in the room providing an affordable alternative to using a interior designer. Our mom reps will be trained by baby planners and interior designers in basic levels of styles and important tips on laying out a nursery.

We typically purchase merchandise from our vendors through purchase orders. We do not have long-term agreements or exclusive arrangements with our vendors.

We employ a team of merchandising professionals who are trained to source, obtain and maintain relationships with vendors and manufacturers.

Industry Overview

According to the U.S. Department of Health and Human Services, Centers for Disease Control and Prevention National Center for Health Statistics National Vital Statistics System, there were 4.13 million registered births in the U.S. (2009); 40% of births are the mother's first; 32% are the mother’s second (2008); there were 5 million stay-at-home moms in the US in 2010; there were 85.4 million mothers in the U.S. in 2008. New mothers represent $16 billion in combined consumer purchasing power according to Market Watch and each year there are millions of new births and first-time mothers and new moms spend on average $10,000 for setting up for a baby and first year of basic supplies and needs from the time they learn they are pregnant until their child is one years old.

We connect with expectant moms to earn a new mom's loyalty in the critical months before the child’s birth and, help prepare them for the baby’s arrival. From the moment a woman finds out she is pregnant, we believe that the way she thinks, feels and shops changes. New moms may be purchasing products and services in categories where they have little or no experience. We believe that new moms are confused and anxious and are looking for education and guidance.

Sales, Marketing and Distribution

Website

We use targeted digital and traditional media to acquire new prospects and invest marketing resources to convert the most valuable prospects into customers. We believe that we provide customers with an exceptional level of service and satisfaction.

We use both online and offline marketing strategies to generate brand and product awareness, including organic search, paid search, digital display advertising and outdoor advertising.

Organic Search

-Our organic search traffic (unpaid traffic from Google and Bing is a key contributor to our customer acquisition efforts.

-Average metrics include for the period June 2014 through August 2014 152,000 unique visits, 65.41% of overall traffic; average of 3.38 pages viewed; spend 2:26 on site on average; low bounce rate of 61.89%; top ten most popular queries include six major stroller brands (City Select, UPPAbaby, Bugaboo, Maclaren) generating revenues with no-cost lead generation.

-We have relationships with a network of publishers and a public relations firm creating content for moms (“mom bloggers”). We alert mom bloggers to new product launches, promotions and content featured on our blog to generate in-bound links.

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We use remarketing with digital display (interpreting browsing behavior of visitors to our site and display advertising on sites they later visit), email, facebook, twitter and educational resources. We offer incentives to site visitors who sign up for an email newsletter. We aim to capture leads by providing a $10 off coupon as well.

We use a concierge approach with our mom reps, as sales and customer service representatives to assist new moms to purchase the products right for her lifestyle and to identify our most valuable customers and their characteristics.

We introduce customers to what we believe to be is the hottest in baby gear and offer early access to the season’s newest products. We are able to provide special discounts to prospects and customers because of our bulk purchasing and direct fulfillment of our products.

Since July 1, 2014, our website has attracted over 230,000 monthly prospects, .89% of which converted into paying customers.

Retail Showroom

In September 2012, we opened a retail showroom which housed our sales and customer service staff, including experienced mom reps who help customers purchase products online and schedule next-day delivery. On October 2, 2014, we moved our offices and showroom to our current location in Lakewood, New Jersey. We currently have a sales team of five mom reps who are experienced with baby gear and trained to sell to support, guide and build a relationship with our customers. The mom reps assist customers to view, select, customize and order products displayed in our showroom and on our website. Rather than cash and carry, the mom reps help customers order from our website on computer terminals in our showroom. The average order size in the store since 2012 has been $700.

If and when our business continues to grow, we hope to open a warehousing and fulfillment center to service the West Coast and additional showrooms in various US cities, subject to sufficient revenues, resources and financing. However, we currently have no agreements or arrangements in place concerning such plans.

We have an agreement with a third party consultant for marketing and branding services for $6,000 per month which may be terminated by either party on 30 days’ notice and an agreement with a consultant for $1,000 per week for marketing and branding services and to assist with our mom reps, and a marketing agreement with a consultant for search campaigns, account management and optimization services for $2,000 per month or 10% of ad spending, which agreement may be terminated by either party immediately upon written notice to the other.

Inventory and Fulfillment

We have an agreement with SGI Group (“SGI”) pursuant to which SGI will purchase inventory sourced by us (the “SGI Agreement”). We will then purchase inventory at a 3% markup for inventory sold in three months and a 6% markup for inventory sold after three months. We are responsible for the costs of freight, warehousing and fulfillment. SGI has the right to sell remaining inventory back to us at cost plus SGI’s markup. We have an agreement with Ber-Line Realty LLC (“Ber-Line”) pursuant to which Ber-Line will purchase inventory sourced by us. We will then generally purchase inventory at a 12% markup We are responsible for the costs of freight, warehousing and fulfillment. Ber-Line is responsible for any inventory that is not sold.

We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 30,000 square foot warehouse fulfillment center in Howell, New Jersey. The fulfillment facility stores, selects, packs, ships and handle returns. We represent over 50% of such facility’s business. We believe that we have a good working relationship and receive excellent levels of service with such facility.

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Market Opportunity

According to Packaged Facts, children’s furniture is expected to become a $6 billion industry over the next five years, representing a 22.4% increase from $5 billion in 2012. Prices generally vary from $250 to $3,000. We believe that major retail outlets (Pottery Barn Kids and Babies-R-Us) sell youth lines at a $499 median price point.

How Many Mothers

There are 4.1 million women between the ages of 15 and 50 who gave birth in 2009. Source: http://www.infoplease.com/spot/momcensus1.html#ixzz3DbfNI5Cy

Moms compared to the general population

•	34% of American households are home to kids under 18, but are responsible for half of all purchases of cereal, juice, fresh meat and prepared foods.
•	Moms in these households are 19% more likely than the general population to engage in social networking, become a fan of or follow a brand (31% more likely), become a fan or follow a celebrity (24% more likely), and comment on others postings (27% more likely).
•	Moms account for one-fourth of all video streams occurring on social networks, and are also more likely to post their own content.
•	Moms make up more than one-fifth of online video viewers and spent an average of 258 minutes viewing online video in March 2011. Compared to overall usage in the US, Moms spent 25% more time, about 52 minutes longer on average, viewing online video from Home PCs.
•	In broadcast primetime, ad recall levels are 8% lower among moms 25-54 than non-moms of the same age and the general population. A heavy focus on products/services tends to reduce ad effectiveness among moms.

Source: Neilsen Company Study-May 2011

Moms & Social Media

•	74% of Moms have purchased products as a result of promotion mention in a blog.
•	65% of Moms learn about a product of service through social media.
•	66% view social networks as a source of information.
•	64% of Moms read online reviews before making a purchase.
•	56% follow up on product recommendations received on social sites to learn more.

Source: PunchTab, 2013

New and expectant moms, as part of the demographic segment of “women in transition,”

•	Are more likely to be a member of social networks.
•	Have 43% more friends on social sites.
•	Are more likely to recommend brand and pass along coupons.

Source: Oxygen/NBC Universal Research, Fall 2010

•	U.S. moms spend an average of $822 on gadgetry each year and account for more than half of their household’s total consumer-electronics spending.
•	Moms who post information online about electronics tend to be affluent and interested in technology. Half are early adapters, and one in three has a household income of $75,000 or more.
•	Moms favor social media sites including blogs, message boards and product fan pages to research products and get firsthand product reviews and recommendations.
•	A third of moms queried said they have posted reviews, opinions or experience about electronics products and retailers in the past year, compared to just a quarter of all women online.
•	84% of moms visit social media sites like Facebook, versus 74% of all adults.
•	65% visit social video sites like YouTube versus 56% of adults. A little under half visit product review sites versus 38% of adults. The biggest gap was 44% of moms who visit blogs versus 33% of adults.

Source: Consumer Electronics Assoc., Influencing CE Purchases, December 2010

Our strategy is to connect with expectant mothers, both on-line and with our mom reps in our showroom and gain their loyalty and prepare them for their baby’s arrival. We attempt to educate new moms who may be purchasing products where they have little prior experience.

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Customer Service

We believe that our mom reps provide our target customers an enhanced shopping experience and real life experience for expectant mothers. Our mom reps are hand selected and trained on all products we offer, they are passionate about the items we sell and care to satisfy the customer. We believe that they offer real value by helping customers through the buying pattern, especially new moms to be, who may be very overwhelmed by the pregnancy experience and they really want someone who can guide them through selecting the items un-judgmentally, friendly and yet professionally.

Baby Mobile Network

We have designed what we believe to be an innovative app with today’s expecting and new parents in mind. Our Baby Mobile Network free app, which we currently expect to be fully functioning and available by the end of January 2015, features videos and content on pregnancy, baby gear and baby care basics hand-picked by our mom reps. The app provides a resource guide with vital information from pregnancy through the first year and allows the user to save videos to create a personalized reference library. For example, a user could quickly access a video on how to dress your bump on the day you wake up and nothing fits, or how to unfold your specific stroller the first time you take the baby out of the house or even a refresher on the correct way to swaddle.

The Baby Mobile Network app features:

●	Easy to use and navigate.
●	Soft and stylish aesthetic to appeal to modern parents.
●	Carefully chosen content to include most relevant and useful information.
●	Ability to save videos to customized playlist for later reference and viewing.
●	Search feature that lets parents easily find the information that is beneficial to them.
●	Baby gear section filled with parents’ favorite brands. Includes videos on how to use and assemble the most popular gear as well as user manuals.
●	Information is kept fresh, new and up to date.
●	Saves parents from the challenge of combing through videos online that may be incorrect or outdated
●	Users can rate videos and share on multiple social media channels.

Topics covered in our sections on Pregnancy, Baby Gear and Baby Care Basics include:

●	Maternity Fashion
●	Pregnancy Fitness & Nutrition
●	Pregnancy Support
●	Strollers, Car seats, Carriers and MUCH more gear
●	Nursery Design
●	Safety and Product Recalls
●	Swaddling
●	Diapering
●	Bottle, Breast and Solid Feeding
●	Childcare

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Competition; Competitive Strengths

There are many barriers of entry in the baby product market including brand loyalty, aggressive lower pricing tactics and economies of scale and the level of competition is extremely high. We face significant competition from both online and offline retailers. Our customers have a variety of shopping options including direct e-commerce websites and online marketplaces and in-person stores, including discount and mass-merchandisers. We compete based on product selection, personalization, value, convenience, ease of use, consumer experience, vendor satisfaction and shipping time and cost. Many of our established competitors have developed a brand following which our customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. We believe our most direct competition comes from Buy Buy Baby, Diapers.com, Giggle and Albee Baby.

We compete against the big box stores which have greater buying power but we believe may have red tape to get things done on a social engagement level. We believe that our competitive strength includes our boutique approach and our customer service. We experience top notch ratings from Google and the Better Business Bureau because we believe that we provide personal and extra customer care and that our customers love the shopping experience that we provide.

Suppliers

We purchase our products primarily from Baby Jogger, Uppa Baby and Bugaboo.

Intellectual Property

The Company does not currently have any patents or registered trademarks. We rely on copyright laws to protect the photographs and content on our site, as well as our site itself, although we have not sought trademark or copyright registrations to date. We have registered Internet domain names related to our business.

Government and Industry Regulation

Our business is subject to a number of laws and regulations that affect companies conducting business on the Internet, many of which are still evolving and could be interpreted in ways that could harm our business. These laws and regulations include federal and state consumer protection laws protecting the privacy of consumer information and regulations prohibiting unfair and deceptive trade practices. In particular, under federal and state privacy laws and regulations, we must provide notice to consumers of our policies on sharing sensitive information with third parties, advance notice of any changes to our policies and, in some instances, we may be obligated to give customers the right to prevent sharing of their sensitive information with unaffiliated third parties. The growth and demand for e-commerce could result in more stringent consumer protection laws that impose additional compliance burdens on online companies. These consumer protection laws could result in substantial compliance costs.

In many jurisdictions, there is currently great uncertainty whether or how existing laws governing issues such as property ownership, sales and other taxes, libel and personal privacy apply to the Internet and e-commerce. In addition, new tax regulations in jurisdictions where we do not now collect state and local taxes may subject us to the obligation to collect and remit state and local taxes, or subject us to additional state and local sales and income taxes, or to requirements intended to assist states with their tax collection efforts. New legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business or the application of existing laws and regulations to the Internet and e-commerce could result in significant additional taxes on our business. These taxes or tax collection obligations could have an adverse effect on our cash flows and results of operations. Further, there is a possibility that we may be subject to significant fines or other payments for any past failures to comply with these requirements.

The manufacturers of products we sell may be subject to various regulations regarding the safety of such products.

Employees

As of December 24, 2014, we had 20 employees, sixteen of which are full-time employees.

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DESCRIPTION OF PROPERTY

The Company rents, through its wholly-owned subsidiary Westmark Marketing LLC, 6,770 square feet of office and showroom space located at 1915 Swarthmore Avenue, Lakewood, New Jersey under a 63 month industrial lease which commenced on October 1, 2014. Under the lease, the Company is required to pay sales tax and its percentage of operating expenses in addition to the following base monthly rent: months 1-3-no rent; months 4-12-$3,385; months 13-24- $3,526; months 25-36-$3,667; months 37-48- $3,808; months 49-60-$3,949 and months 61-63-$4,090. The Company has an option, upon six months notice prior to the end of the lease term, to renew the lease for an additional five years at the following base monthly rent: months 1-12-$4,090; months 13-24-$4,231; months 25-36- $4,372, months 37-48- $4,513 and months 49-60-$4,654.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking. Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. The following discussion and analysis of financial condition and results of operations of the Company is based upon, and should be read in conjunction with, the audited financial statements and related notes elsewhere in this prospectus.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

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In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operations

We are primarily a baby stroller and baby stroller accessories distributor based in Lakewood, New Jersey. We sell our products through our website, www.PishPoshBaby.com. We also showcase and sell our baby gear products directly to consumers in our retail showroom in Lakewood, New Jersey. We focus on providing our consumers high value content and education on brands of baby gear we believe to be of high quality. We have a team of Moms to assist consumers in our showroom, online and over the telephone. We believe that our tag line “We’re Moms - We Get It” explains it all – our Mom reps are educated consumer advocates who we believe offer real value by helping guide customers, especially new moms to be, who may be very overwhelmed by the pregnancy experience, in a non-judgmental, friendly and professional manner.

Although approximately 85% of our current sales are from strollers, stroller accessories and car seats, we also offer a variety of products including baby carriers, diaper bags, feeding and safety accessories and bouncers. We do not have our own fulfillment operations. We outsource our order fulfillment operations to a 30,000 square foot warehouse fulfillment center which we believe improves customer service, and shortens delivery time compared with those e-commerce retailers that do not hold any inventory. Outsourcing also lowers shipping costs as compared to drop shipping. We offer next day delivery via Federal Express in the New York Tri-State area and free shipping on orders over $75. We currently maintain approximately $400,000 of inventory, consisting of stroller, car seats and high chairs, with a 35 day turnover. With respect to items of which we sell less, we take customer orders before we purchase inventory from our vendors and then drop ship to the customer directly from the manufacturer thereby reducing our inventory risk on such items

According to Market Watch, new mothers represent $16 billion in combined consumer purchasing power. We focus on offering baby gear for the mid to higher income demographics, specifically those with annual income of $75,000 and more. Currently, our average order is $200-$300. However, since we believe that the average spending by expectant parents is around $4,000, we hope to be able to generate additional sales by offering additional products.

During the next twelve months, we intend to focus on building our customer base by incentivizing visitors to our website to subscribe to our emails. We believe that we have a highly engaged audience who appreciate and enjoy our content. We intend to continue to expend time and money providing educational, informational and humorous information concerning baby products which we believe engages consumers. Currently we estimate that we will incur approximately $25,000 per month on our website.

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Our challenge is to ensure that potential customers do not use our content, education, and advice and purchase elsewhere. We currently intend to purchase, from time to time, end of season inventory to offer lower prices to help with customer acquisition. We also intend to widen our product line to furniture and nursery (products such as bedding and linen) in an effort to reach a broader range of consumers and to have a larger order value and better lifetime value per consumer. We intend to increase our team of sales representatives, or “Mom reps”, to include a wider range of persons in order to communicate with and relate to varied demographics. We believe that our sales representatives not only help increase our customer base but also help us compete with the Big Box stores and other online retailers. The sales people in the Big Box stores do not necessarily consist of educated parents as our Mom reps. Online e-commerce retailers cannot provide the personal expertise that our reps offer our potential customers.

Another major challenge of ours is that we are subject to the terms and conditions imposed on us by our vendors. We do not have any contracts or binding agreements to purchase inventory. Management works diligently to maintain good relationships with our vendors.

Results of Operations for the nine months ended September 30, 2014 and 2013

The following table sets forth the summary income statement for the nine months ended September 30, 2014 and 2013:

	Nine Months Ended
	September 30, 2014	September 30, 2013

Sales	$5,012,365	$3,045,975
Cost of sales	3,755,904	2,443,337
Gross Profit	1,256,461	602,638
Operating Expenses:
Advertising	641,966	428,273
Compensation	612,026	716,630
Consulting	2,733,229	31,286
Selling, general and administrative	324,525	221,800
Total operating expenses	4,311,746	1,397,989
Other income (expense)	117,944	(154)
Loss from operations	$(2,937,341)	$(795,505)

Revenue

Revenue was $5,012,365 for the nine months ended September 30, 2014, as compared to $3,045,975 for the comparable period ended September 30, 2013, an increase of $1,966,390. The increase in revenue is primarily attributable to a growth in operations and increased sales due to the escalation in our advertising and promotions during the nine months ended September 30, 2014 as compared to the prior period. The Company executed 17,882 orders during the nine months ended September 30, 2014 as compared to 8,854 during the comparable nine months ended September 30, 2013. The average price per order decreased from approximately $350 per order during the nine months ended September 30, 2013 to approximately $290 during the nine months ended September 30, 2014. This decline is attributable to the Company offering added discounts and promotions during 2014.

Cost of Sales

Cost of sales was $3,755,904 for the nine months ended September 30, 2014, as compared to $2,443,337 for the comparable period ended September 30, 2013, an increase of $1,312,567. The increase in cost of sales is in line with our increase in sales during the current period in comparison to the same period in the prior year.

Gross Profit

Gross profit for the nine months ended September 30, 2014 was $1,256,461, as compared to $602,638 for the comparable period ended September 30, 2013, an increase of 653,823. Gross profit percentage for the current nine months period ended September 30, 2014 was 25% compared to 20% for the prior period. The increase is primarily attributable to greater volume cost discounts associated with increasing volume from our suppliers.

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Operating Expenses

Operating expenses for the nine months ended September 30, 2014, were $4,311,746 compared to $1,397,989 for the nine months ended September 30, 2013, an increase of $2,913,757. The increase in operating expenses is primarily attributable to the increase in selling, general and administrative expenses related to the Company issuing warrants for consulting services provided during the current period and recording a corresponding expense of $2,644,978. In addition, advertising expense increased to $641,966 for the nine months ended September 30, 2014 compared to $428,273 for the comparable period ended September 30, 2013. This increase is due to the escalation in our advertising and promotions during the nine months ended September 30, 2014 as compared to the prior period.  As a result of the employment agreements entered into with the Company’s executive officers in June 2014, the Company currently expects an increase in officer salaries during 2014 and thereafter.

Other Income (Expenses)

Other income (expenses) for the nine months ended September 30, 2014, were $117,944, as compared to $(154) for the nine months ended September 30, 2013. The change is primarily attributable to the change in fair value of derivative liabilities of $129,325 related to the issuance of preferred stock and attached warrants. This increase is offset by interest expense of $(11,381) for the nine months ended September 30, 2014 on the Company’s line of credit compared to ($154) for the nine months ended September 30, 2013.

Net Loss

Net loss for the nine months ended September 30, 2014, was $(2,937,341) or a basic and diluted loss per share of $(1.24), as compared to a net loss of $(795,505) or basic and diluted loss per share of $(0.22) for the nine months ended September 30, 2013.

Results of Operations for the year ended December 31, 2013 and 2012

The following table sets forth the summary income statement for the year ended December 31, 2013 and 2012:

	Year Ended
	December 31, 2013	December 31, 2012

Sales	$5,084,193	$4,047,258
Cost of sales	4,025,174	3,108,261
Gross Profit	1,059,019	938,997
Operating Expenses:
Advertising	547,472	307,163
Compensation	861,641	438,563
Selling, general and administrative	376,785	369,782
Total operating expenses	1,785,898	1,115,508
Other income (expense), net	(40,440)	(39)
Net Loss	$(767,319)	$(176,550)

Revenue

Revenue was $5,084,193 for the year ended December 31, 2013, as compared to $4,047,258 for the comparable year ended December 31, 2012, an increase of $1,036,935. The increase in revenue is primarily attributable to a growth in operations and increased sales due to the escalation in our advertising and promotions campaign during the year ended December 31, 2013. The Company executed 14,316 orders during the year ended December 31, 2013 as compared to 10,879 orders during the year ended December 31, 2012. The average price per order decreased from approximately $380 per order in 2012 to approximately $375 in 2013. This decline is attributable to the Company offering added discounts and promotions during 2013.

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Cost of Sales

Cost of sales was $4,025,174 for the year ended December 31, 2013, as compared to $3,108,261 for the comparable year ended December 31, 2012, an increase of $916,913. The increase in cost of sales is in line with our growth in operations and increased sales during the year ended December 31, 2013 compared to the prior period.

Gross Profit (Loss)

Gross profit for the year ended December 31, 2013 was $1,059,019, as compared to $938,997 for the comparable year ended December 31, 2012, an increase of 120,022. The increase is primarily attributable to increase in operations as discussed above. Gross profit percentage for the current period was 21% compared to 23% for the prior year. This decrease is the result of the Company offering greater discounts on its products in order to increase sales and brand awareness.

Operating Expenses

Operating expenses for the year ended December 31, 2013, were $1,785,898 compared to $1,115,508 for the year ended December 31, 2012, an increase of $670,390. The increase in operating expenses is primarily attributable to the increase of $240,309 in advertising expenses to $547,472 compared to $307,163 for the prior year. In addition, compensation expenses were $861,641 compared to $438,563, an overall increase of $423,078 due to an increase in employee headcount to support the growth in operations.

Other Income (Expenses)

Other income (expenses) for the year ended December 31, 2013, were $40,440, as compared to $39 for the year ended December 31, 2012. The change is attributable to the interest expense on the line of credit as well as interest on credit card transactions.

Net Loss

The net loss for the year ended December 31, 2013, was $(767,319) as compared to a net loss of $(176,550) the year ended December 31, 2012.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working deficit at September 30, 2014 compared to December 31, 2013:

	Period Ended
	September 30, 2014	December 31, 2014	Increase/ (Decrease)
Current Assets	$1,608,122	$341,006	$1,267,116
Current Liabilities	$245,382	$775,044	$(529,662)
Working Capital/Deficit	$1,362,740	$(434,038)	$1,796,778

As of September 30, 2014, we had working capital of $1,362,740 as compared to working deficit of $434,038 as of December 31, 2013, an increase of $1,796,778. The increase in working capital is attributable to significant increases in cash, inventory and property and equipment as well as the decrease in accounts payable.

Net cash used in operating activities for the nine months ended September 30, 2014 and 2013 was $1,493,005 and $186,210, respectively. The Company used approximately $530,000 in cash to pay down accounts payables and accrued expenses during the nine months ended September 30, 2014. The Company used cash to increase inventory holdings by approximately $269,000 during the nine months ended September 30, 2014. The Company also prepaid approximately $291,000 in expenses during the nine months ended September 30, 2014. The net loss for the nine months ended September 30, 2014 and 2013 was $2,937,341 and $795,505, respectively.

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Net cash used in all investing activities for the nine months ended September 30, 2014 was $130,767 as compared to $4,766 for the nine months ended September 30, 2013. During the nine months ended September 30, 2014 and 2013, the Company paid approximately $100,767 and $4,766, respectively, to acquire new machinery and equipment. In addition, the Company paid $30,000 for the development of software during the nine months ended September 30, 2014.

Net cash provided by all financing activities for nine months ended September 30, 2014 was $2,346,020 as compared to $188,000 for the nine months ended September 30, 2013. During the nine months ended September 30, 2014 the Company borrowed an additional $100,000 from a financial institution to fund operations compared to the $188,000 in the prior period. During the nine months ended September 30, 2014 the Company repaid a total of $350,000 to a financial institution compared to the $0 in the nine months ended September 30, 2013. During the nine months ended September 30, 2014, the Company entered into stock subscription agreements with investors for the purchase of 3,000 preferred shares of the Company and warrants to purchase 1,500,000 shares of common stock of the Company. The gross proceeds of the transaction were $3,000,000 less professional fees with a net amount of $2,596,020 received by the Company.

The Company believes that our existing available cash along with estimated net proceeds from the issuance of securities during the nine months ended September 30, 2014 will enable the Company to meet the working capital requirements for at least 12 months. (See Note 6 to the condensed financial statements related to the line of credit). The estimated working capital requirement for the next 12 months is $1,800,000 with an estimated burn rate of $150,000 per month. As of September 30, 2014, the Company had available cash of approximately $750,000 and available proceeds under the Company’s line of credit of approximately $250,000. The Company recognized gross profits of approximately $1.5 million during the nine months ended September 30, 2014. Utilizing a comparable gross profit for the next 12 months, management believes that we will have the minimum working capital of $1.8 million.

As reflected in the accompanying condensed financial statements, the Company has a net loss and net cash used in operations of $2,937,341 and $1,493,005, respectively, for the nine months ended September 30, 2014.

Going Concern

We recorded a net loss of $767,319 as of December 31, 2013, a net loss of $2,937,341 as of September 30, 2014. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop our business and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds. These factors raise substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2014, the Company had available cash of approximately $750,000 and available proceeds under the Company’s line of credit of approximately $250,000. The Company recognized gross profits of approximately $1.5 million during the nine months ended September 30, 2014. Utilizing a comparable gross profit for the next 12 months, management believes that we will have the minimum working capital of $1.8 million. Accordingly, the Company believes that its existing available cash along with its $250,000 line of credit will be sufficient to satisfy its working capital requirements for the next 12 months.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying condensed financial statements.

Critical Accounting Policies

Our condensed financial statements and related public financial information are based on the application of accounting principles generally accepted in the United States (“GAAP”). GAAP requires the use of estimates; assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

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Our significant accounting policies are summarized in Note 2 of our condensed financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause effect on our results of operations, financial position or liquidity for the periods presented in this report.

We believe the following critical accounting policies and procedures, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Use of Estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the condensed financial statements and accompanying notes. Such estimates and assumptions impact, among others, the following: allowance for bad debt, inventory obsolescence, the fair value of share-based payments.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from our estimates.

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

Fair Value of Financial Instruments - Accounting Standards Codification subtopic 825-10, “Financial Instruments” (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Derivative Liabilities - In connection with the issuance of warrants, the terms of the warrant agreement included an embedded conversion feature; which provided for the settlement of the warrant into shares of common stock at a rate which was determined to be variable.  The Company determined that the conversion feature was an embedded derivative instrument pursuant to ASC 815 “Derivatives and Hedging”.

The accounting treatment of derivative financial instruments requires that the Company record the warrants at their fair values as of the inception date of the agreements and at fair value as of each subsequent balance sheet date.  As a result of issuing Series A Stock, the Company is required to classify all other non-employee warrants as derivative liabilities and record them at their fair values at each balance sheet date.  Any change in fair value was recorded as a change in the fair value of derivative liabilities for each reporting period at each balance sheet date.  The Company reassesses the classification at each balance sheet date.  If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

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The fair value of an embedded conversion option that is convertible into a fixed number of shares is recorded using the intrinsic value method and the embedded conversion option that is convertible into at variable amount of shares are deemed to be a “down-round protection” and therefore, do not meet the scope exception for treatment as a derivative under ASC 815.  Since, “down-round protection” is not an input into the calculation of the fair value of the conversion option and cannot be considered “indexed to the Company’s own stock” which is a requirement for the scope exception as outlined under ASC 815. Warrants that have been reclassified to derivative liability that contained “down-round protection” were valued using the Black-Scholes model.  Certain of the Company’s outstanding warrants contained down round protection.

The Black-Scholes option valuation model which approximated the Binomial Lattice Model is used to estimate the fair value of the warrants or options granted. The model includes subjective input assumptions that can materially affect the fair value estimates.  The model was developed for use in estimating the fair value of traded options or warrants.  The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants or options granted.

Revenue Recognition - The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Stock-Based Compensation - The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Accounting for Stock-Based Compensation” established financial accounting and reporting standards for stock-based employee compensation. It defines a fair value based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718. The Company accounts for share based payments to non-employees in accordance with ASC 505-50 “Accounting for Equity Instruments Issued to Non-Employees for Acquiring, or in Conjunction with Selling, Goods or Services”.

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in cost of goods sold or selling, general and administrative expenses, depending on the nature of the services provided, in the condensed Statement of Operations.

When computing fair value of share-based payments, the Company has considered the following variables:

●	The risk-free interest rate assumption is based on the U.S. Treasury yield for a period consistent with the expected term of the option in effect at the time of the grant.

●	The Company has not paid any dividends on common stock since its inception and does not anticipate paying dividends on its common stock in the foreseeable future.

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●	The expected option term is computed using the “simplified” method as permitted under the provisions of Staff Accounting Bulletin (“SAB”) 110.

●	The warrant term is the life of the warrant.

●	The expected volatility was benchmarked against similar companies in a similar industry.

●	The forfeiture rate is based on the historical forfeiture rate for the Company’s unvested stock options, which was 0%.

Advertising - Costs incurred for advertising for the Company are charged to operations as incurred.

Off Balance Sheet Arrangements:

We do not have any off-balance sheet arrangements.

MARKET PRICE FOR OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the OTCQB. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for being or quoted on the OTCQB. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

As of  December 24, 2014, there were 8 stockholders of record of our common stock.

Dividend Policy

The Company has never paid dividends on its common stock and does not anticipate that it will pay dividends in the foreseeable future. It intends to use any future earnings for the expansion of its business. Any future determination of applicable dividends will be made at the discretion of the board of directors and will depend on the results of operations, financial condition, capital requirements and other factors deemed relevant.

Our future ability to pay cash dividends on our stock may be limited by the terms of any future debt or preferred securities.

38

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding our equity compensation plans as of December 31, 2013:

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders (1)	0	0	2,000,000
Equity compensation plans not approved by security holders	-	$-	-

(1) Represents the Company’s 2014 Stock Option Plan

2014 Stock Option Plan

On June 20, 2014, our Board of Directors and stockholders adopted the 2014 Stock Option Plan (the “Plan”) pursuant to which 2,00,000 shares of our common stock are reserved for issuance of stock options to officers, consultants, advisors and key employees. The purchase of the Plan is to attract and retain key employees and advisors of outstanding ability and to align the interest of key employees and advisors with the interests of our stockholders. Under the Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code and non-qualified options. The Plan will be administered by a Compensation Committee. The term of the Plan is ten years. As of  December 24, 2014, no options have been issued under the Plan.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive officers and directors of the Company

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position(s)
Bernard Warman	37	Chief Executive Officer, President, Secretary, Treasurer and Director
Eliezer Nojovitz	30	Chief Operating Officer
Arthur Kingsley Lachman	37	Director

Our directors are elected for a term of one year and serve until such director’s successor is duly elected and qualified. Each executive officer serves at the pleasure of the Board.

The Company has no nominating, audit or compensation committees at this time.

Background Information

The following summarizes the occupational and business experience of our officers and directors.

Bernard Warman has been the Company’s Chief Executive Officer, President, Secretary and Treasurer since inception on June 10, 2014. Prior thereto, from 2003 to 2011, Mr. Warman, founded and was the President of Interstock Premium Cabinetry, a manufacturer and importer of kitchen cabinets. Mr. Warman’s position as Chief Executive Officer, industry knowledge and expertise in outsourced manufacturing know-how led to the decision to appoint him to the Company’s board of directors.

Eliezer Nojovitz has been the Company’s Chief Operating Officer since inception on June 10, 2014. Mr. Nojovitz is responsible for the day-to-day operations of the Company and oversees its staff. Prior thereto from September 2012, Mr. Nojovitz had his own consulting firm, Eli N. Consulting LLC, during which time he primarily provided business development and restructuring of distressed businesses consulting services to Warman Capital LLC and worked with PishPosh Baby beginning in January 2013. From 2010 to 2012, Mr. Nojovitz was sales and operations manager for The Solid Wood Cabinet Company, a kitchen cabinet manufacturer. Prior thereto, from 2008 to 2010, Mr. Nojovitz was office and sales manager of Nojo’s Fencing LLC, a retail and commercial fencing and railing company, where he was responsible for project management, job quotes, order processing, purchasing, billing, customer service, accounts receivable and directing the company’s sales team.

39

Arthur K. Lachman, CPA, has been a director of the Company since July 2 2014. Mr. Lachman has served as Chief Operating Office for The Moret Group, a large wholesaler and brand builder in the apparel sector, since July 2008 and as Executive Vice President of E-Moret, the e-commerce arm of The Moret Group since April 2010. Prior to joining Moret in 2008, Mr. Lachman worked at Mahoney Cohen P.C. , a large public accounting firm specializing in the apparel and fashion industry from November 2003 to July 2008. Mr. Lachmans’s combined experiences financial knowledge and industry knowledge of the online retail and wholesale market lead to the decision to appoint him to the Board.

Audit Committee and Financial Expert; Committees

The Company does not have an audit committee. We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

The Company has no nominating or compensation committees at this time. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

Family relationships

There are no family relationships among any of our officers or directors.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Summary Compensation Table

The following table provides certain information regarding compensation awarded to, earned by or paid to our Chief Executive Officer during fiscal 2013 and 2012 (“named executive officer”). No other officer had total compensation exceeding $100,000 for fiscal 2013 or 2012.

Name and Principal Position	Fiscal Year Ended 12/31	Salary Paid ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)

Bernard Warman	2013	-	-	-	-	0		0
CEO and Chairman	2012	-	-	-	-	154,565	(1)	154,565	(1)

(1)	Represents distributions from PishPosh Baby prior to the merger with the Company in June 2014.

Other than health insurance provided to Messrs. Warman and Nojovitz, the Company does not have any pension, health, annuity, bonus, insurance, profit sharing or similar benefit plans.

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 Employment Agreements

We entered into a two-year employment agreement, commencing June 30, 2014, with Bernard Warman to serve as our chief executive officer for an initial annual base salary of $250,000payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Warman is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company shall provide Mr. Warman and his dependents with health insurance at least at his current level and in no event less than at the “platinum” level under the Affordable Care Act.

The Company may not terminate Mr. Warman’s employment other than for “cause” as defined in the agreement. Mr. Warman may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period. If Mr. Warman terminates his employment for other than “good reason” or if he is terminated by the Company for “cause”, all unvested awards will be cancelled and vested option will be exercisable for 90 days following termination.

We entered into a two-year employment agreement, commencing June 30, 2014, with Eliezar Nojovitz to serve as our Chief Operating Officer for an initial annual base salary of $165,000, payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Nojovitz is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company will reimburse Mr. Nojovitz will also receive a $400 per month car allowance for his personal use. The Company shall provide Mr. Nojovitz and his dependents with health insurance as provided to other Company employees.

The Company may not terminate Mr. Nojovitz’ employment other than for “cause” as defined in the agreement, subject to a 30-day cure period. Mr. Nojovitz may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period. .

Mr. Nojovitz may not solicit customers and employees during the term of the agreement and for two years thereafter and may not compete with the Company during the term of the agreement and for 12 months thereafter in any location where the Company does business at the termination date.

Outstanding Equity Awards

Our directors or executive officers do not hold any unexercised options or stock that had not vested, or equity incentive plan awards.

Director Compensation

The Company has not yet established a compensation plan for its directors. Consequently, none of our directors received compensation for services rendered in their capacities as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of  December 24, 2014, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each of our named executive officers and directors (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Except as noted below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o PishPosh, Inc., 1915 Swarthmore Avenue, Lakewood, New Jersey 08701.

The percentages below are calculated based on 4,000,003 shares of common stock issued and outstanding on December 24, 2014.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
Directors and named executive officers
Bernard Warman	9,037,500	(1)(2) (3)	96.4%

Eliezer Nojovitz	735,000	(2)	18.4%

Arthur Kingsley Lachman	0		-

5% or Greater Stockholders			%

Joseph Warman	735,000	(2)	18.4%

FW Family 2014 Irrevocable Trust (3)	2,915,625	(4)	48.6%

All executive officers and directors as a group (3 persons)	5,162,500		96.5%

(1) Includes (i)150,000 shares subject to a irrevocable voting proxy until December 31, 2015 given to Bernard Warman by Chex Associates, LLC, (ii) 150,000 shares subject to a irrevocable voting proxy until December 31, 2015 given to Bernard Warman by Esther Hirchfeld, (iii) 735,000 shares subject to a irrevocable voting proxy until December 31, 2015 given to Bernard Warman by Joseph Warman, the brother of Bernard Warman, (iv) 735,000 shares subject to a irrevocable voting proxy until December 31, 2015 given to Bernard Warman by Eli Nojovitz, (v) 915,625 shares held by the FW Family 2014 Irrevocable Trust (the “Trust”) of which Bernard Warman is trustee, (vi) 3,375,000 shares of common stock issuable upon the conversion of 3,375 shares of Series A Stock held by Bernard Warman, and (vii) 2,000,000 shares of common stock issuable upon the conversion of 2,000 shares of Series A Stock held by the Trust.

(2) Represents shares subject to an irrevocable voting proxy until December 31, 2015 given by the person indicated above to Bernard Warman.

(3) Bernard Warman, as Trustee, has sole voting and dispositive power over the shares held by the Trust.

(4) Includes 2,000,000 shares of common stock issuable upon the conversion of 2,000 shares of Series A Stock held by the Trust.

Change-in-Control Agreements

The Company does not have any change-in-control agreements with any of its executive officers, except that are Mr. Warman may be entitled to severance payments under his employment agreements as described above in “Employment Agreements”, in the event of a change of control.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND CORPORATE GOVERNANCE

Certain Relationships and Related Transactions

We have rented 3,000 square feet of office space from Bernard Warman, our Chief Executive Officer and a director, for $3,600 per month from July 2014 through September 2014. Prior thereto, from July 2012 until July 2014, we used this office space rent free.

From October 3, 2011 through October 29, 2013, Bernard Warman and Warman Capital LLC made aggregate capital contributions to Pish Posh Baby in the amount of $702,296. Bernard Warman, our Chief Executive Officer and a director, is the sole owner of Warman Capital LLC.

On June 30, 2014, we issued a warrant to purchase 1,500,000 shares of common stock at an exercise price of $0.2666 to Bernard Warman, our Chief Executive Officer and a director. The warrant is exercisable at any time after February 1, 2015 through January 31, 2019 so long as the Company’s 2014 gross revenues are at least $7,000,000 in 2014. The warrant provides for cash compensation for a “buy in” amount if the transfer agent fails to timely deliver warrant shares upon exercise in accordance with the terms of the warrant and is subject to adjustment in certain circumstances including stock dividends and splits and subsequent purchase rights offerings to holders of the Company’s common stock. The warrants are not exercisable if, after giving effect to such exercise, Mr. Warman and his affiliates would beneficially own in excess of 4.99%, or upon at least 61 days’ prior written notice to the Company, would beneficially own 9.99% of the then outstanding shares of our common stock.

On October 3, 2014 Joseph Warman, the brother of Bernard Warman, our Chief Executive Officer and a director, gave Bernard Warman an irrevocable voting proxy until December 31, 2015 to vote 735,000 shares of common stock of the Company held by him.

 Director Independence

We currently do not have any independent directors as the term “independent” is defined by the rules of the American Stock Exchange.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling stockholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

SEC filing fee	$724
Legal fees and expenses	$60,000	*
Audit fees and expenses	42,500	*
Accounting fees and expenses	$34,500	*
Miscellaneous	$5,000	*
Total	$142,724	*

_______

*Estimated

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ADDITIONAL INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the SEC. You can inspect and copy this information at the public reference facility maintained by the SEC at Room 1024, 100 F Street, N.E., Washington, D.C. 20549.

You can get additional information about the operation of the SEC's public reference facilities by calling the SEC at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our Articles of Incorporation and Bylaws to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares being offered hereby.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the year ended December 31, 2013 have been audited by Li and Company, PC, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of said firms as experts in auditing and accounting.

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Item 8. Financial Statements and Supplementary Data

PishPosh, Inc.

45

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and the Member of

PishPosh, Inc.

We have audited the consolidated balance sheets of PishPosh, Inc. (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations, stockholder’s/member’s equity (deficit) and cash flows for the reporting periods then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the reporting periods then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Li and Company, PC

Li and Company, PC

Skillman, New Jersey

November 12, 2014

F-1

PishPosh, Inc.

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012

Assets

Current Assets
Cash	$27,195	$16,182
Accounts receivable, net	42,686	4,264
Inventory	259,971	469,015
Security deposits	11,154	-
Total Current Assets	341,006	489,461

Property and Equipment, net	116,053	125,527

Other Assets
Security deposits	-	11,154
Total Other Assets	-	11,154

Total Assets	$457,059	$626,142

Liabilities and Stockholder’s/Member's Equity (Deficit)

Current Liabilities:
Accounts payable and accrued liabilities	$775,044	$426,808
Total Current Liabilities	775,044	426,808

Long-Term Liabilities:
Line of credit	250,000	-
Total Long-Term Liabilities	250,000	-

Total Liabilities	1,025,044	426,808

Commitments and Contingencies

Stockholder’s/Member's Equity (Deficit)
Member's interest	431,095	431,095
Series A Preferred stock par value $0.0001: 100,000,000 shares authorized; 8,000 shares issued or outstanding	1	1
Common stock par value $0.0001: 300,000,000 shares authorized; 3, 662,503 shares issued or outstanding	366	366
Additional paid in capital	(367)	(367)
Accumulated deficit	(999,080)	(231,761)
Total Stockholder’s /Member's Equity (Deficit)	(567,985)	199,334

Total Liabilities and Stockholder's/Member's Equity (Deficit)	$457,059	$626,142

See accompanying notes to the consolidated financial statements

F-2

PishPosh, Inc.

Consolidated Statements of Operations

	For the Year Ended
	December 31, 2013	December 31, 2012

Sales	$5,084,193	$4,047,258

Cost of sales	4,025,174	3,108,261

Gross Profit	1,059,019	938,997

Operating expenses
Advertising	547,472	307,163
Compensation	861,641	438,563
Selling, general and administrative expenses	376,785	369,782
Operating expenses	1,785,898	1,115,508

Loss from operations	(726,879)	(176,511)

Other income (expense):
Interest expense	(40,440)	(44)
Interest income	-	5

Other income (expense), net	(40,440)	(39)

Net loss	$(767,319)	$(176,550)

Earnings per share - basic and diluted	$(0.21)	$(0.05)

Weighted average common shares outstanding - basic and diluted	3,662,503	3,662,503

See accompanying notes to the consolidated financial statements

F-3

PishPosh, Inc.
Consolidated Statement of Changes in Stockholder’s/Member's Equity (Deficit)
For the Year Ended December 31, 2012 and 2013

	Member's	Series A Preferred Stock par value $0.0001		Common Stock par value $0.0001		Additional Paid-in	Accumulated	Total Member’s Stockholder’s Equity
	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance, January 1, 2012	$543,263	8,000	$1	3,662,503	$366	$(367)	$(55,211)	$488,052

Distributions	(112,168)							(112,168)

Net loss							(176,550)	(176,550)

Balance, December 31, 2012	431,095	8,000	1	3,662,503	366	(367)	(231,761)	199,334

Net loss							(767,319)	(767,319)

Balance, December 31, 2013	$431,095	8,000	$1	3,662,503	$366	$(367)	$(999,080)	$(567,985)

See accompanying notes to consolidated financial statements

F-4

PishPosh, Inc.

Consolidated Statements of Cash Flows

	For the Year Ended
	December 31, 2013	December 31, 2012

Cash Flows From Operating Activities:
Net loss	$(767,319)	$(176,550)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation	14,240	5,395
Changes in operating assets and liabilities:
Accounts receivable	(38,422)	27,165
Prepayment and other current assets	-	(9,167)
Inventory	209,044	26,060
Accounts payable and accrued liabilities	348,236	231,761
Net Cash Provided by (Used in) Operating Activities	(234,221)	104,664

Cash Flows From Investing Activities:
Purchase of property and equipment	(4,766)	(125,115)
Net Cash Used in Investing Activities	(4,766)	(125,115)

Cash Flows From Financing Activities:
Proceeds from line of credit	250,000	-
Member distributions	-	(112,168)
Net Cash Provided by (Used in) Financing Activities	250,000	(112,168)

Net change in cash	11,013	(132,619)

Cash at beginning of reporting period	16,182	148,801

Cash at end of reporting period	$27,195	$16,182

Supplemental disclosures of cash flow information:
Interest paid	$40,440	$-
Income tax paid	$-	$-

See accompanying notes to the consolidated financial statements

F-5

PishPosh, Inc.

December 31, 2013 and 2012

Notes to the Financial Statements

Note 1 – Organization and Nature of Operations

Pish Posh Baby LLC

Pish Posh Baby LLC (the “LLC”) was organized as a Limited Liability Company under the laws of the State of New Jersey on September 15, 2011. LLC was formed for the retail sale of baby related products.

PishPosh, Inc.

PishPosh, Inc. (the “Company”) was incorporated on June 10, 2014 under the laws of the State of Nevada for the sole purpose of acquiring all of the outstanding membership units of Pish Posh Baby LLC. Upon incorporation, the Company issued an aggregate of 8,000 Series A Preferred shares and 3,662,503 common shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Pish Posh Baby LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and paid in capital was recorded as a negative amount of ($367).   The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Pish Posh LLC, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $431,095 and LLC’s undistributed earnings and losses of ($1,203,012) as of June 10, 2014 to additional paid-in capital.

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”)

Segment Reporting

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief decision maker, as defined under the FASB’s guidance, is its Chief Executive Officer. It is determined that the Company operates in one business segment and one geographic segment, the United States of America.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the financial statements taken as a whole.

F-6

(iii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.

(iv)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Pish Posh Baby, LLC	The State of New Jersey	September 15, 2011	100%

The consolidated financial statements include all accounts of the Company and Pish Posh Baby, LLC as of reporting periods end date and for the reporting periods then ended from their respective dates of acquisition.

F-7

All inter-company balances and transactions have been eliminated.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

The Company’s line of credit approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at December 31, 2013.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

F-8

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification, account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification to determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts at December 31, 2013 or 2012, or bad debt expense for the reporting periods then ended.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence at December 31, 2013 and 2012.

There was no lower of cost or market adjustments for the reporting period ended December 31, 2013 and 2012.

F-9

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Machinery and equipment	3

Furniture and fixture	7

Leasehold improvement	15

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the Related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

F-10

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped and delivered or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Title and risk of losses passes upon receipt of the products by the customer. Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of sales.

Advertising

The Company expenses advertising when incurred. Advertising expense was $547,472 and $307,163 for the year ended December 31, 2013 and 2012, respectively.

Income Tax Provision

The Company was a single member LLC, until June 10, 2014 during which time the Company was treated as a disregarded entity for income tax purposes.  The operating results prior to June 10, 2014 of LLC were included in the income tax return of the Company’s founder.

Effective June 10, 2014, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

F-11

Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the reporting period December 31, 2013 or 2012.

Pro forma income tax information (unaudited)

Prior to June 10, 2014, the date of recapitalization, the Company was a LLC.  The operating results of the LLC were included in the income tax returns of the member of LLC for income tax purposes. There were no difference between net loss reported as the LLC or as a C Corporation and there were no income tax provision for the reporting period ended December 31, 2013 or 2012 as the Company incurred net operating loss for both reporting periods would the Company have always been incorporated as a C Corporation upon its incorporation.

The unaudited pro forma income tax amounts, income tax provision, deferred tax assets, and the valuation allowance of deferred tax assets included in the accompanying income tax provision note reflect the income tax provision which would have been recorded as if the LLC had been incorporated as a C Corporation upon its incorporation.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (the “Indirect Method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company’s financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at December 31, 2013, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenue; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenue and in its ability to raise additional funds by way of a public or private offering, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

F-12

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Assignment and Assumptions Agreement

On May 23, 2012, the members entered into an Agreement and Assumption of Membership Interest (the “Assignment Agreement”). According to the Assignment Agreement, the former member (“Assignor”) transferred all of his member interest to the current member (“Assignee”).

In consideration for the Assignment, the Company and the Assignee agreed to pay the Assignor $360,000. This payment shall be paid to the assignor as follows:

•	$10,000 simultaneously with execution of the Assignment Agreement, and
•	The remaining balance shall be paid in 35 equal monthly installments of $10,000 commencing on June 23, 2012.

The monthly payments made by the Company on behalf of the Assignee to date have been treated as compensation. As of June 10, 2014, the date of the recapitalization, these payments are no longer being paid by the Company.

Note 5 – Property and Equipment

Property and equipment were as follows:

	December 31, 2013	December 31, 2012
Machinery and Equipment	$9,672	$5,807
Leasehold Improvements	114,540	114,010
Furniture and fixtures	11,476	11,105
	135,688	130,922
Less: Accumulated Depreciation	(19,635)	(5,395)
	$116,053	$125,527

(i)	Depreciation Expense

Depreciation expense amounted to $14,240 and $5,395 for the year ended December 31, 2013 and 2012, respectively.

(ii)	Impairment

The Company completed its annual impairment test of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

Note 6 – Line of Credit

On October 18, 2013, the Company entered into a line of credit with a lender for a maximum amount of principal in the amount of $350,000 with interest at 6.0% per annum maturing two years from the date of issuance.

The outstanding balance on the line of credit at December 31, 2013 was $250,000.

Note 7 - Commitments and Contingencies

Operating Leases

The Company currently leases an office space in Lakewood, NJ.

F-13

The original lease for office space in Lakewood expired in May 2014 and is currently on a month to month basis. The landlord continues to hold the security deposit while the Company rents the office space.

Rental expense was $62,750 and $64,050 for the year ended December 31, 2013 and 2012, respectively.

Note 8 - Stockholder’s Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is 400,000,000 shares of which 100,000,000 shares shall be Series A Preferred Stock, par value $0.0001 per share, and 300,000,000 shares shall be Common Stock, par value $0.0001 per share.

Common stock

On June 10, 2014, upon formation, the Company issued an aggregate of 3,662,503 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Pish Posh LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and paid in capital was recorded as a negative amount of ($367).

Capital contribution

On June 10, 2014, as part of the recapitalization, the Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $431,095 and LLC’s undistributed earnings and losses of ($1,203,012) as of June 10, 2014 to additional paid-in capital.

Note 9 – Deferred Tax Assets and Income Tax Provision (Pro Forma Unaudited)

Deferred Tax Assets

At December 31, 2013, the Company's net operating loss (“NOL”) carry–forwards would have been $989,975 for Federal income tax purposes that may be offset against its future taxable income through 2033 have the Company had always been a C Corporation upon its incorporation. No income tax benefit would had been reported with respect to these net operating loss carry-forwards because the Company believes that the realization of the Company’s net deferred tax assets of approximately $336,592 was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance.

The Company would have provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding the probability of its realization.  The valuation allowance would have increased approximately $258,498 and $59,322 for the reporting period ended December 31, 2013 and 2012, respectively.

Components of deferred tax assets in the balance sheets would have been as follows:

	December 31, 2013	December 31, 2012
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$336,592	$78,094

Less valuation allowance	(336,592)	(78,094)

Deferred tax assets, net of valuation allowance	$-	$-

F-14

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision would have been as follows:

	For the reporting period ended December 31, 2013	For the reporting period ended December 31, 2012

Federal statutory income tax rate	34.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(34.0)	(34.0)

Effective income tax rate	0.0%	0.0%

Note 10 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were certain reportable subsequent event(s) to be disclosed as followed:

On July 2, 2014, the Company entered into certain stock subscription agreements with investors for the purchase of 3,000 Series A Preferred shares of the Company and 1,500,000 warrants to purchase common stock of the Company. The gross proceeds of the transaction were $3,000,000 less professional fees with a net amount of $2,596,020 received by the Company. The warrants can be converted in whole or in part to shares of common stock at any time during the three year period subsequent to the issuance date at an exercise price of $1.00 per share which is subject to adjustment.

The Company agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 90 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective. As of the date of this report the registration statement has yet to be filed.

Employment Agreements

The Company entered into a two-year employment agreement, commencing June 30, 2014, with Bernard Warman to serve as its chief executive officer for an initial annual base salary of $250,000payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Warman is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company shall provide Mr. Warman and his dependents with health insurance at least at his current level and in no event less than at the “platinum” level under the Affordable Care Act.

The Company may not terminate Mr. Warman’s employment other than for “cause” as defined in the agreement. Mr. Warman may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period. If Mr. Warman terminates his employment for other than “good reason” or if he is terminated by the Company for “cause”, all unvested awards will be cancelled and vested option will be exercisable for 90 days following termination.

The Company entered into a two-year employment agreement, commencing June 30, 2014, with Eliezar Nojovitz to serve as its Chief Operating Officer for an initial annual base salary of $165,000, payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Nojovitz is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company will reimburse Mr. Nojovitz will also receive a $400 per month car allowance for his personal use. The Company shall provide Mr. Nojovitz and his dependents with health insurance as provided to other Company employees.

The Company may not terminate Mr. Nojovitz’ employment other than for “cause” as defined in the agreement, subject to a 30-day cure period. Mr. Nojovitz may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period.

Mr. Nojovitz may not solicit customers and employees during the term of the agreement and for two years thereafter and may not compete with the Company during the term of the agreement and for 12 months thereafter in any location where the Company does business at the termination date.

F-15

Pish Posh Inc.
Consolidated Balance Sheets

	September 30, 2014	December 31, 2013
	(Unaudited)

Assets
Current Assets
Cash	$749,443	$27,195
Accounts receivable, net	38,359	42,686
Inventory	528,772	259,971
Prepaid expenses and other current assets	291,548	11,154
Total Current Assets	1,608,122	341,006

Property and Equipment, net	203,452	116,053

Other Assets
Security deposits	10,155	-
Software development costs	30,000	-
Total Other Assets	40,155	-

Total Assets	$1,851,729	$457,059

Liabilities and Stockholders'/Member's Deficit
Current Liabilities:
Accounts payable and accrued liabilities	$245,382	$775,044
Total Current Liabilities	245,382	775,044

Long-Term Liabilities:
Derivative liabilities	4,256,437	-
Line of credit	-	250,000
Total Liabilities	4,501,819	1,025,044

Commitments and Contingencies

Stockholders'/Member's Equity (Deficit)
Member's interest	-	431,095
Series A Preferred stock par value $0.0001: 100,000,000 shares authorized;
11,000 and 8,000 shares issued and outstanding, respectively	1	1
Common stock par value $0.0001: 300,000,000 shares authorized;
4,000,003 and 3,662,503 shares issued and outstanding, respectively	400	366
Additional paid in capital	1,823,702	(367)
Accumulated deficit	(4,474,193)	(999,080)
Total Stockholders'/Member's Deficit	(2,650,090)	(567,985)
Total Liabilities and Deficit	$1,851,729	$457,059

See accompanying notes to the consolidated financial statements.

F-16

Pish Posh Inc.
Consolidated Statements of Operations

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Sales	$5,012,365	$3,045,975

Cost of sales	3,755,904	2,443,337

Gross Profit	1,256,461	602,638

Operating expenses
Advertising	641,966	428,273
Compensation	612,026	716,630
Consulting	2,733,229	31,286
Selling, general and administrative expenses	324,525	221,800
Operating expenses	4,311,746	1,397,989

Loss from operations	(3,055,285)	(795,351)

Other income (expense):
Interest expense	(11,381)	(154)
Change in fair value of derivative liabilities	129,325	-

Other income (expense), net	117,944	(154)

Net loss	(2,937,341)	(795,505)

Deemed dividend on Series A Preferred Stock	(1,740,784)	-

Net loss attributable to common stockholders	$(4,678,125)	$(795,505)

Net loss per common share - basic and diluted	$(1.24)	$(0.22)

Weighted average common shares outstanding - basic and diluted	3,773,767	3,662,503

See accompanying notes to the consolidated financial statements.

F-17

Pish Posh Inc.
Consolidated Statement of Changes in Stockholders'/Member's and Equity (Deficit)
For the Year Ended December 31, 2013 and the Reporting Period Ended September 30, 2014
(unaudited)

	Member	Series A Preferred Stock par value $0.0001		Common Stock par value $0.0001		Additional Paid-in	Accumulated	Member's/ Stockholders'
	Equity	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance, December 31, 2012	$431,095	8,000	$1	3,662,503	$366	$(367)	$(231,761)	$199,334

Distributions	-	-	-	-	-	-	-	-

Net loss							(767,319)	(767,319)

Balance, December 31, 2013	431,095	8,000	1	3,662,503	366	(367)	(999,080)	(567,985)

Net loss for the period from January 1, 2014 through June 9, 2014							(203,932)	(203,932)

Reclassification of LLC member capital as additional paid-in capital	(431,095)					431,095	-	-

Reclassification of LLC undistributed earnings at June 10, 2014 as additional paid-in capital						(1,203,012)	1,203,012	-

Proceeds from issuance of preferred stock and warrants, net of issuance costs of $403,980		3,000	-			2,596,020		2,596,020

Issuance of common shares to broker				337,500	34	(34)	-	-

Deemed dividend							(1,740,784)	(1,740,784)

Net loss for the period from June 10, 2014 through September 30, 2014							(2,733,409)	(2,733,409)

Balance, September 30, 2014	$-	11,000	$1	4,000,003	$400	$1,823,702	$(4,474,193)	$(2,650,090)

See accompanying notes to the consolidated financial statements.

F-18

Pish Posh Inc.
Consolidated Statements of Cash Flows

	For the Nine Months Ended
	September 30, 2014	September 30, 2013
	(Unaudited)	(Unaudited)

Cash Flows From Operating Activities:
Net loss	$(2,937,341)	$(795,505)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	2,644,978	-
Depreciation	13,368	10,680
Change in fair value of derivative liabilities	(129,325)	-
Changes in operating assets and liabilities:
Accounts receivable	4,327	(130,836)
Prepaid expenses and other assets	(290,549)	-
Inventory	(268,801)	186,749
Accounts payable and accrued liabilities	(529,662)	542,702
Net Cash Used In Operating Activities	(1,493,005)	(186,210)

Cash Flows From Investing Activities:
Purchase of property and equipment	(100,767)	(4,766)
Software development	(30,000)	-
Net Cash Used In Investing Activities	(130,767)	(4,766)

Cash Flows From Financing Activities:
Proceeds from line of credit	100,000	188,000
Repayment of line of credit	(350,000)	-
Net proceeds from issuance of preferred stock	2,596,020	-
Net Cash Provided By Financing Activities	2,346,020	188,000

Net change in cash	722,248	(2,976)

Cash at beginning of period	27,195	16,182

Cash at end of period	$749,443	$13,206

Supplemental disclosures of cash flow information:
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Deemed dividend - derivative liability	$969,071	$-
Deemed dividend on preferred stock	$771,713	$-
Common stock issued to broker	$34	$-

See accompanying notes to the consolidated financial statements.

F-19

PishPosh, Inc.

September 30, 2014 and 2013

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 - Organizations and Nature of Operations

Pish Posh Baby, LLC

Pish Posh Baby, LLC (the “LLC”) was organized as a Limited Liability Company under the laws of the State of New Jersey on September 15, 2011. The Company was formed for the retail sale of baby related products.

PishPosh, Inc.

PishPosh, Inc. (the “Company”) was incorporated on June 10, 2014 under the laws of the State of Nevada for the sole purpose of acquiring all of the outstanding membership units of Pish Posh Baby, LLC. Upon incorporation, the Company issued an aggregate of 8,000 Series A Preferred shares and 3,662,503 common shares of the newly formed corporation’s common stock to the two members of the LLC for all of the outstanding membership units of Pish Posh Baby, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and paid in capital was recorded as a negative amount of ($367).   The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Pish Posh, LLC, which are recorded at historical cost.

The Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $431,095 and LLC’s undistributed earnings and losses of ($1,203,012) as of June 10, 2014 to additional paid-in capital.

Note 2 - Significant and Critical Accounting Policies and Practices

Management of the Company is responsible for the selection and use of appropriate accounting policies and the appropriateness of accounting policies and their application. Critical accounting policies and practices are those that are both most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain. The Company’s significant and critical accounting policies and practices are disclosed below as required by generally accepted accounting principles.

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2013 and notes thereto contained in the information filed as part of the Company’s Registration Statement on Form S-1, of which this Prospectus is a part.

Segment Reporting

In accordance with ASC 280 “Segment Reporting”, operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The Company’s chief decision maker, as defined under the FASB’s guidance, is its Chief Executive Officer. It is determined that the Company operates in one business segment and one geographic segments, the United States of America.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of condensed financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimates and assumptions affecting the condensed financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

F-20

(ii)	Allowance for doubtful accounts: Management’s estimate of the allowance for doubtful accounts is based on historical sales, historical loss levels, and an analysis of the collectability of individual accounts; and general economic conditions that may affect a client’s ability to pay. The Company evaluated the key factors and assumptions used to develop the allowance in determining that it is reasonable in relation to the condensed financial statements taken as a whole.
(iii)	Inventory Obsolescence and Markdowns: The Company’s estimate of potentially excess and slow-moving inventories is based on evaluation of inventory levels and aging, review of inventory turns and historical sales experiences. The Company’s estimate of reserve for inventory shrinkage is based on the historical results of physical inventory cycle counts.
(iv)	Fair value of long-lived assets: Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.
(v)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.
(vi)	Estimates and assumptions used in valuation of equity instruments: Management estimates expected term of share options and similar instruments, expected volatility of the Company’s common shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s) to value share options and similar instruments.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the condensed financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification ("ASC") to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Pish Posh Baby, LLC	The State of New Jersey	September 15, 2011	100%

The consolidated financial statements include all accounts of the Company and Pish Posh Baby, LLC as of reporting periods end date and for the reporting periods then ended from their respective dates of acquisition.

All inter-company balances and transactions have been eliminated.

F-21

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in U.S. GAAP, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amount of the Company’s financial assets and liabilities, such as cash, accounts receivable, prepaid expenses, accounts payable and accrued liabilities approximate their fair value because of the short maturity of those instruments.

The Company’s line of credit approximates the fair value of such instrument based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangement at September 30, 2014 and December 31, 2013.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventory. The Company identifies potentially excess and slow-moving inventory by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Level 3 Financial Liabilities – Derivative conversion features and warrant liabilities

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as of September 30, 2014:

		Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$4,256,437	$-	$-	$4,256,437	$4,256,437

F-22

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the consolidated balance sheets as of December 31, 2013:

Fair Value Measurement Using
	Carrying Value	Level 1	Level 2	Level 3	Total

Derivative conversion features and warrant liabilities	$-	$-	$-	$-	$-

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the nine months ended September 30, 2014:

	Fair Value Measurement Using Level 3 Inputs
	Derivative Liabilities	Total

Balance, December 31, 2013	$-	$-

Total (gains) or losses (realized/unrealized) included in consolidated statements of operations	(129,325)	(129,325)

Purchases, issuances and settlements	4,385,762	4,385,762

Transfers in and/or out of Level 3	-	-

Balance, September 30, 2014	$4,256,437	$4,256,437

During the quarter ended September 30, 2014, the Company recorded the value of the derivative liability associated with the features embedded in the Series A Convertible Preferred Stock directly to retained earnings, similar to a deemed dividend.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted Section 360-10-35 of the FASB Accounting Standards Codification for its long-lived assets. Pursuant to ASC Paragraph 360-10-35-17 an impairment loss shall be recognized only if the carrying amount of a long-lived asset (asset group) is not recoverable and exceeds its fair value. The carrying amount of a long-lived asset (asset group) is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset (asset group). That assessment shall be based on the carrying amount of the asset (asset group) at the date it is tested for recoverability. An impairment loss shall be measured as the amount by which the carrying amount of a long-lived asset (asset group) exceeds its fair value. Pursuant to ASC Paragraph 360-10-35-20 if an impairment loss is recognized, the adjusted carrying amount of a long-lived asset shall be its new cost basis. For a depreciable long-lived asset, the new cost basis shall be depreciated (amortized) over the remaining useful life of that asset. Restoration of a previously recognized impairment loss is prohibited.

Pursuant to ASC Paragraph 360-10-35-21 the Company’s long-lived asset (asset group) is tested for recoverability whenever events or changes in circumstances indicate that its carrying amount may not be recoverable. The Company considers the following to be some examples of such events or changes in circumstances that may trigger an impairment review: (a) significant decrease in the market price of a long-lived asset (asset group); (b) A significant adverse change in the extent or manner in which a long-lived asset (asset group) is being used or in its physical condition; (c) A significant adverse change in legal factors or in the business climate that could affect the value of a long-lived asset (asset group), including an adverse action or assessment by a regulator; (d) An accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of a long-lived asset (asset group); (e) A current-period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with the use of a long-lived asset (asset group); and (f) A current expectation that, more likely than not, a long-lived asset (asset group) will be sold or otherwise disposed of significantly before the end of its previously estimated useful life. The Company tests its long-lived assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

Pursuant to ASC Paragraphs 360-10-45-4 and 360-10-45-5 an impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amount of that loss. A gain or loss recognized on the sale of a long-lived asset (disposal group) that is not a component of an entity shall be included in income from continuing operations before income taxes in the income statement of a business entity. If a subtotal such as income from operations is presented, it shall include the amounts of those gains or losses.

F-23

Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification, account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification to determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

There was no allowance for doubtful accounts at September 30, 2014 or December 31, 2013.

The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

Inventory Valuation

The Company values inventory, entirely consisting of finished goods, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method. The Company reduces inventory for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value. Factors utilized in the determination of estimated market value include: (i) current sales data and historical return rates, (ii) estimates of future demand, and (iii) competitive pricing pressures.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventory considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventory to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations.

There was no inventory obsolescence at September 30, 2014 and December 31, 2013.

There was no lower of cost or market adjustments for the reporting period ended September 30, 2014 or 2013.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method (after taking into account their respective estimated residual values) over the estimated useful lives of the respective assets as follows:

Estimated Useful Life (Years)

Machinery and equipment	3

Furniture and fixture	7

Leasehold improvement	15

Upon sale or retirement, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

F-24

Software Development Costs

Software development costs incurred subsequent to establishing technological feasibility through general release of the software products are capitalized in accordance with Accounting Standards Codification ("ASC") 985 "Software".  Capitalized costs are amortized on a straight-line basis over the economic lives of the related products which is generally three years.  As of September 30, 2014, the Company's mobile application product did not reach technological feasibility and, therefore, no costs associated with its development were capitalized.  The Company had recorded capitalized software costs aggregating $30,000 as of September 30, 2014.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 815-10-05-4 of the FASB Accounting Standards Codification (“Paragraph 815-10-05-4”). Paragraph 815-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

Derivative Liabilities

The Company evaluates its preferred stock, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

F-25

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions. The adoption of Section 815-40-15 has affected the accounting for (i) certain freestanding warrants that contain exercise price adjustment features and (ii) its Series A Stock which contained down round price protections.

The Company marks to market the fair value of the embedded derivative warrants at each balance sheet date and records the change in the fair value of the embedded derivative warrants as other income or expense in the consolidated statements of operations and comprehensive income (loss).

The Black-Scholes option valuation model which approximated the Binomial Lattice Model is used to estimate the fair value of the warrants or options granted. The model includes subjective input assumptions that can materially affect the fair value estimates.  The model was developed for use in estimating the fair value of traded options or warrants.  The expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the warrants or options granted.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company follows paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Title and risk of losses passes upon receipt of the products by the customer. Taxes collected from customers and remitted to governmental authorities are accounted for on a net basis.

Shipping and Handling Costs

The Company classifies freight billed to customers as sales revenue and the related freight costs as cost of sales.

Advertising

The Company expenses advertising when incurred. Advertising expense was $641,996 and $428,273 for the nine months ended September 30, 2014 and 2013, respectively.

F-26

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for share-based payment transactions issued to employees under the guidance of the Topic 718 Compensation—Stock Compensation of the FASB Accounting Standards Codification (“ASC Topic 718”).

Pursuant to ASC Section 718-10-20 an employee is an individual over whom the grantor of a share-based compensation award exercises or has the right to exercise sufficient control to establish an employer-employee relationship based on common law as illustrated in case law and currently under U.S. Internal Revenue Service (“IRS”) Revenue Ruling 87-41. A non-employee director does not satisfy this definition of employee. Nevertheless, non-employee directors acting in their role as members of a board of directors are treated as employees if those directors were elected by the employer’s shareholders or appointed to a board position that will be filled by shareholder election when the existing term expires. However, that requirement applies only to awards granted to non-employee directors for their services as directors. Awards granted to non-employee directors for other services shall be accounted for as awards to non-employees.

Pursuant to ASC Paragraphs 718-10-30-2 and 718-10-30-3 a share-based payment transaction with employees shall be measured based on the fair value of the equity instruments issued and an entity shall account for the compensation cost from share-based payment transactions with employees in accordance with the fair value-based method, i.e., the cost of services received from employees in exchange for awards of share-based compensation generally shall be measured based on the grant-date fair value of the equity instruments issued or the fair value of the liabilities incurred/settled.

Pursuant to ASC Paragraphs 718-10-30-6 and 718-10-30-9 the measurement objective for equity instruments awarded to employees is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as expected volatility, at the grant date. As such, the fair value of an equity share option or similar instrument shall be estimated using a valuation technique such as an option pricing model. For this purpose, a similar instrument is one whose fair value differs from its intrinsic value, that is, an instrument that has time value.

If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in its most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

F-27

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC Paragraphs 718-10-30-11 and 718-10-30-17 a restriction that stems from the forfeitability of instruments to which employees have not yet earned the right, such as the inability either to exercise a non-vested equity share option or to sell non-vested shares, is not reflected in estimating the fair value of the related instruments at the grant date. Instead, those restrictions are taken into account by recognizing compensation cost only for awards for which employees render the requisite service and a non-vested equity share or non-vested equity share unit awarded to an employee shall be measured at its fair value as if it were vested and issued on the grant date.

Pursuant to ASC Paragraphs 718-10-35-2 and 718-10-35-3 the compensation cost for an award of share-based employee compensation classified as equity shall be recognized over the requisite service period, with a corresponding credit to equity (generally, paid-in capital). The requisite service period is the period during which an employee is required to provide service in exchange for an award, which often is the vesting period. The total amount of compensation cost recognized at the end of the requisite service period for an award of share-based compensation shall be based on the number of instruments for which the requisite service has been rendered (that is, for which the requisite service period has been completed). An entity shall base initial accruals of compensation cost on the estimated number of instruments for which the requisite service is expected to be rendered. That estimate shall be revised if subsequent information indicates that the actual number of instruments is likely to differ from previous estimates. The cumulative effect on current and prior periods of a change in the estimated number of instruments for which the requisite service is expected to be or has been rendered shall be recognized in compensation cost in the period of the change. Previously recognized compensation cost shall not be reversed if an employee share option (or share unit) for which the requisite service has been rendered expires unexercised (or unconverted).

Under the requirement of ASC Paragraph 718-10-35-8 the Company made a policy decision to recognize compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under the guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services.

F-28

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC Paragraphs 505-50-30-2 and 505-50-30-11 share-based payment transactions with nonemployees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The issuer shall measure the fair value of the equity instruments in these transactions using the stock price and other measurement assumptions as of the earlier of the following dates, referred to as the measurement date: (a) The date at which a commitment for performance by the counterparty to earn the equity instruments is reached (a performance commitment); or (b) The date at which the counterparty's performance is complete. If the Company’s common shares are traded in one of the national exchanges the grant-date share price of the Company’s common stock will be used to measure the fair value of the common shares issued, however, if the Company’s common shares are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

Pursuant to ASC Paragraph 718-10-55-21 if an observable market price is not available for a share option or similar instrument with the same or similar terms and conditions, an entity shall estimate the fair value of that instrument using a valuation technique or model that meets the requirements in paragraph 718-10-55-11 and takes into account, at a minimum, all of the following factors:

a.	The exercise price of the option.

b.	The expected term of the option, taking into account both the contractual term of the option and the effects of employees’ expected exercise and post-vesting employment termination behavior: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

c.	The current price of the underlying share.

d.	The expected volatility of the price of the underlying share for the expected term of the option. Pursuant to ASC Paragraph 718-10-55-25 a newly publicly traded entity might base expectations about future volatility on the average volatilities of similar entities for an appropriate period following their going public. A nonpublic entity might base its expected volatility on the average volatilities of otherwise similar public entities. For purposes of identifying otherwise similar entities, an entity would likely consider characteristics such as industry, stage of life cycle, size, and financial leverage. Because of the effects of diversification that are present in an industry sector index, the volatility of an index should not be substituted for the average of volatilities of otherwise similar entities in a fair value measurement. Pursuant to paragraph 718-10-S99-1 if shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market. The Company uses the average historical volatility of the comparable companies over the expected term of the share options or similar instruments as its expected volatility.

e.	The expected dividends on the underlying share for the expected term of the option. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

f.	The risk-free interest rate(s) for the expected term of the option. Pursuant to ASC 718-10-55-28 a U.S. entity issuing an option on its own shares must use as the risk-free interest rates the implied yields currently available from the U.S. Treasury zero-coupon yield curve over the contractual term of the option if the entity is using a lattice model incorporating the option’s contractual term. If the entity is using a closed-form model, the risk-free interest rate is the implied yield currently available on U.S. Treasury zero-coupon issues with a remaining term equal to the expected term used as the assumption in the model.

Pursuant to ASC paragraph 505-50-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-29

Income Tax Provision

Prior to June 10, 2014, the date of recapitalization, the Company was a LLC.  The operating results of the LLC were included in the income tax returns of the member of LLC for income tax purposes. There were no difference between net loss reported as the LLC or as a C Corporation and there were no income tax provision for the reporting period ended September 30, 2014 or 2013 as the Company incurred net operating loss for both reporting periods would the Company have always been incorporated as a C Corporation upon its incorporation.

Effective June 10, 2014, the Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification. Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Tax years that remain subject to examination by major tax jurisdictions

The Company discloses tax years that remain subject to examination by major tax jurisdictions pursuant to the ASC Paragraph 740-10-50-15.

Earnings Per Share

Earnings per share ("EPS") is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16 Basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

F-30

Pursuant to ASC Paragraphs 260-10-45-45-21 through 260-10-45-45-23 Diluted EPS shall be based on the most advantageous conversion rate or exercise price from the standpoint of the security holder. The dilutive effect of outstanding call options and warrants (and their equivalents) issued by the reporting entity shall be reflected in diluted EPS by application of the treasury stock method unless the provisions of paragraphs 260-10-45-35 through 45-36 and 260-10-55-8 through 55-11 require that another method be applied. Equivalents of options and warrants include non-vested stock granted to employees, stock purchase contracts, and partially paid stock subscriptions (see paragraph 260–10–55–23). Anti-dilutive contracts, such as purchased put options and purchased call options, shall be excluded from diluted EPS. Under the treasury stock method: a. Exercise of preferred stock, options and warrants shall be assumed at the beginning of the period (or at time of issuance, if later) and common shares shall be assumed to be issued. b. The proceeds from exercise shall be assumed to be used to purchase common stock at the average market price during the period. (See paragraphs 260-10-45-29 and 260-10-55-4 through 55-5.) c. The incremental shares (the difference between the number of shares assumed issued and the number of shares assumed purchased) shall be included in the denominator of the diluted EPS computation.

The total amount of potentially outstanding dilutive common shares from the conversion of the common stock warrants (4,500,000 and 0) and Series A Stock (3,000,000 and 0) would be an aggregate of 7,500,000 and 0 for the reporting period ended September 30, 2014 and 2013, respectively.

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as a filer with the United States Securities & Exchange Commission (the “SEC”) considers its condensed financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In August 2014, the FASB issued the FASB Accounting Standards Update No. 2014-15 “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

In connection with preparing financial statements for each annual and interim reporting period, an entity’s management should evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or within one year after the date that the financial statements are available to be issued when applicable). Management’s evaluation should be based on relevant conditions and events that are known and reasonably knowable at the date that the financial statements are issued (or at the date that the financial statements are available to be issued when applicable). Substantial doubt about an entity’s ability to continue as a going concern exists when relevant conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued (or available to be issued). The term probable is used consistently with its use in Topic 450, Contingencies.

When management identifies conditions or events that raise substantial doubt about an entity’s ability to continue as a going concern, management should consider whether its plans that are intended to mitigate those relevant conditions or events will alleviate the substantial doubt. The mitigating effect of management’s plans should be considered only to the extent that (1) it is probable that the plans will be effectively implemented and, if so, (2) it is probable that the plans will mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, but the substantial doubt is alleviated as a result of consideration of management’s plans, the entity should disclose information that enables users of the financial statements to understand all of the following (or refer to similar information disclosed elsewhere in the footnotes):

a.	Principal conditions or events that raised substantial doubt about the entity’s ability to continue as a going concern (before consideration of management’s plans)
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that alleviated substantial doubt about the entity’s ability to continue as a going concern.

F-31

If conditions or events raise substantial doubt about an entity’s ability to continue as a going concern, and substantial doubt is not alleviated after consideration of management’s plans, an entity should include a statement in the footnotes indicating that there is substantial doubt about the entity’s ability to continue as a going concern within one year after the date that the financial statements are issued (or available to be issued). Additionally, the entity should disclose information that enables users of the financial statements to understand all of the following:

a.	Principal conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern
b.	Management’s evaluation of the significance of those conditions or events in relation to the entity’s ability to meet its obligations
c.	Management’s plans that are intended to mitigate the conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern.

The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted.

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying condensed financial statements.

Note 3 – Going Concern

The Company has elected to adopt early application of Accounting Standards Update No. 2014-15, “Presentation of Financial Statements—Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”).

The Company's financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the financial statements, the Company had an accumulated deficit at September 30, 2014, a net loss and net cash used in operating activities for the reporting period then ended. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to further implement its business plan and generate sufficient revenues; however, its cash position may not be sufficient to support its daily operations. While the Company believes in the viability of its strategy to further implement its business plan and generate sufficient revenues and in its ability to raise additional funds by way of equity offerings, there can be no assurance to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate sufficient revenues and its ability to raise additional funds by way of equity offerings.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 4 - Assignment and Assumptions Agreement

On May 23, 2012, the members of the LLC entered into an Agreement and Assumption of Membership Interest (the “Assignment Agreement”). According to the Assignment Agreement, the then 25% member (“Assignor”) transferred all of her member interests to the then 75% member (“Assignee”).

In consideration for the Assignment, the Company and the Assignee agreed to pay the Assignor $360,000. This payment shall be paid to the assignor as follows:

●	$10,000 simultaneously with execution of the Assignment Agreement, and
●	The remaining balance shall be paid in 35 equal monthly installments of $10,000 commencing on June 23, 2012.

The monthly payments made by the Company on behalf of the Assignee to date have been treated as compensation.

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Note 5 – Property and Equipment

Property and equipment were as follows:

	September 30, 2014	December 31, 2013
Software	$2,000	$-
Machinery and Equipment	16.396	9,672
Leasehold Improvements	201,190	114,540
Furniture and fixtures	16,869	11,476
	236,455	135,688
Less: Accumulated Depreciation	(33,003)	(19,635)
	$203,452	$116,053

(i) Depreciation Expense

Depreciation expense amounted to $13,368 and $10,680 for the nine months ended September 30, 2014 and 2013, respectively.

(ii) Impairment

The Company completed its annual impairment test of property and equipment and determined that there was no impairment as the fair value of property and equipment, exceeded their carrying values at December 31, 2013.

Note 6 – Line of Credit

On October 18, 2013, the Company entered into a line of credit agreement with a lender for a maximum amount of principal in the amount of $350,000 with interest at 6.0% per annum maturing two years from the date of issuance.

Interest expense amounted to $11,381 and $154 for the nine months ended September 30, 2014 and 2013, respectively.

Note 7 - Derivative Instruments and the Fair Value of Financial Instruments

(i) Warrants Issued

Description of Warrants and Fair Value on Date of Grant

On June 30, 2014, the Company issued (i) warrants to purchase 3,000,000 shares of the Company’s common stock to consultants with an exercise price of $0.27 per share, subject to certain adjustments, pursuant to Section 3(b) Subsequent Equity Sales of the SPA, expiring five (5) years from the date of issuance. On July 2, 2014, the Company entered into certain stock subscription agreements with investors for the purchase of 3,000 Series A Preferred shares of the Company and 1,500,000 warrants to purchase common stock of the Company. The warrants can be converted in whole or in part to shares of common stock at any time during the three year period subsequent to the issuance date at an exercise price of $1.00 per share which is subject to adjustment.

Derivative Analysis

Because these warrants have full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”).

Valuation of Derivative Liability

(a)	Valuation Methodology

The Company’s June 30, 2014 warrants do not trade in an active securities market, as such, the Company developed a Lattice model that values the derivative liability of the warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large Warrant overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

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Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrant liability.

(b)	Valuation Assumptions

The Company’s derivative warrants and conversion features were valued during the nine months ended September 30, 2014 and at September 30, 2014 with the following assumptions:

•	The stock price would fluctuate with the Company projected volatility.

•	The stock price would fluctuate with an annual volatility. The projected volatility curve was based on historical volatilities of the Company for the valuation periods.

•	The Holder would exercise the warrant as they become exercisable (effective registration is projected 4 months from issuance and the earliest exercise is projected 180 days from issuance) at target prices of 2 times the higher of the projected reset price or stock price.

•	The Holder would exercise the warrant at maturity if the stock price was above the project reset prices.

•	A 100% probability of a reset event and a projected financing each quarter for 3 years at prices approximating 93% of market

•	The Company had no reset event during this quarter period ending September 30, 2014.

•	The projected volatility curve for the valuation dates was 103% - 105%.

(c)	Fair Value of Derivative Liabilities

The table below provides a summary of the fair value of the derivative warrant liability and conversion feature of Series A Preferred stock and the changes in the fair value of the derivative warrants to purchase 4,500,000 shares of the Company’s common stock, including net transfers in and/or out, of derivative warrants measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Fair Value Measurement Using Level 3 Inputs
	Derivative Assets (Liability)	Total

Balance, January 1, 2014	$-	$-

Total gains or losses (realized/unrealized) included in:

Net income (loss)	129,325	129,325

Other comprehensive income (loss)	-	-

Purchases, issuances and settlements	(4,385,762)	(4,385,762)

Transfers in and/or out of Level 3	-	-

Balance, September 30, 2014	$(4,256,437)	$(4,256,437)

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(d)	Warrants Outstanding

The table below summarizes the Company’s derivative warrant activity through September 30, 2014:

	Warrant Activities
	Derivative Shares	Non-derivative Shares	Total Warrant Shares	Fair Value of Derivative Warrants	APIC Reclassification of Derivative Liability	(Gain) Loss Change in Fair Value of Derivative Liability

Derivative warrant at January 1, 2014	-	-	-	-	-	-

Issuance of warrants	4,500,000	-	4,500,000	(3,614,049)	-	-

Exercise of warrants	-	-	-	-	-	-

Mark to market	-	-	-	71,303	-	71,303

Derivative warrant at September 30, 2014	4,500,000	-	4,500,000	(3,542,746)	-

(ii) Warrant Activities

The table below summarizes the Company’s warrant activities through September 30, 2014:

	Number of Warrant Shares	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, January 1, 2014	-	$-	$-	$-

Granted	3,000,000	0.27	(2,644,978)	2,200,200
	1,500,000	1.00	(969,071)	-

Canceled	-	-	-	-

Exercised	-	-	-	-

Expired	-	-	-	-

Balance, September 30, 2014	4,500,000	$0.51	$(3,614,049)	$2,200,200

Earned and exercisable, September 30, 2014	1,500,000	$-	$(969,071)	$-

Unvested, September 30, 2014	3,000,000	$0.51	$(2,644,978)	$2,200,200

The following table summarizes information concerning outstanding and exercisable warrants as of September 30, 2014:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$0.27	3,000,000	4.25	$0.27	-	4.25	$-
$1.00	1,500,000	2.75	1.00	1,500,000	2.75	1.00

At September 30, 2014, the total intrinsic value of warrants outstanding and exercisable was $2,200,200 and $0, respectively.

The following table summarizes the change in fair value of the derivative warrants and embedded conversion feature at September 30, 2014:

	Fair Value of Derivative Warrants	Change in Fair Value of Derivative Liability

Derivative warrants	(3,542,746)	71,303

Embedded conversion feature	(713,691)	58,022

Total at September 30, 2014	(4,256,437)	129,325

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Note 8 - Commitments and Contingencies

Operating Leases

The Company currently leases office in Lakewood, NJ.

The original lease for office space in Lakewood expired in May 2014 and is currently on a month to month basis. The landlord continues to hold the security deposit while the Company rents the office space.

Rent expense was $55,776 and $39,750 for the nine months ended September 30, 2014 and 2013, respectively.

Employment Agreements

The Company entered into a two-year employment agreement, commencing June 30, 2014, with Bernard Warman to serve as our chief executive officer for an initial annual base salary of $250,000payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Warman is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company shall provide Mr. Warman and his dependents with health insurance at least at his current level and in no event less than at the “platinum” level under the Affordable Care Act.

The Company may not terminate Mr. Warman’s employment other than for “cause” as defined in the agreement. Mr. Warman may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period. If Mr. Warman terminates his employment for other than “good reason” or if he is terminated by the Company for “cause”, all unvested awards will be cancelled and vested option will be exercisable for 90 days following termination.

The Company entered into a two-year employment agreement, commencing June 30, 2014, with Eliezar Nojovitz to serve as our Chief Operating Officer for an initial annual base salary of $165,000, payable in accordance with the Company’s normal payroll procedures. The agreement shall be automatically renewed for consecutive one-year terms unless either party objects to such renewal at least 90 days prior to the expiration of the then current term. Mr. Nojovitz is also entitled to an annual bonus as determined by the board of directors in its sole discretion and to participate in any Company employee benefit plan applicable to senior executives and employees. The Company will reimburse Mr. Nojovitz will also receive a $400 per month car allowance for his personal use. The Company shall provide Mr. Nojovitz and his dependents with health insurance as provided to other Company employees.

The Company may not terminate Mr. Nojovitz’ employment other than for “cause” as defined in the agreement, subject to a 30-day cure period. Mr. Nojovitz may terminate the agreement for any reason upon 90 days prior written notice to the Company, unless for “good reason” as defined in the agreement, in which case the Company has a 30-day cure period.

Mr. Nojovitz may not solicit customers and employees during the term of the agreement and for two years thereafter and may not compete with the Company during the term of the agreement and for 12 months thereafter in any location where the Company does business at the termination date.

Note 9 - Stockholders’ Equity

Shares authorized

Upon formation the total number of shares of all classes of stock which the Company is authorized to issue is 400,000,000 shares of which 100,000,000 shares shall be Preferred Stock, par value $0.0001 per share, and 300,000,000 shares shall be Common Stock, par value $0.0001 per share.

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On July 2, 2014, the Company entered into certain stock subscription agreements with investors for the purchase of 3,000 Series A Preferred shares of the Company and 1,500,000 warrants to purchase common stock of the Company. The gross proceeds of the transaction were $3,000,000 less professional fees with a net amount of $2,596,020 received by the Company. The warrants can be converted in whole or in part to shares of common stock at any time during the three year period subsequent to the issuance date at an exercise price of $1.00 per share which is subject to adjustment. During the quarter ended September 30, 2014, the Company recorded the value of the derivative liability associated with the features embedded in the Series A Convertible Preferred Stock directly to retained earnings, similar to a deemed dividend. In conjunction with the stock subscription agreements, the Company issued 337,500 shares of Common Stock to the placement agent.

The Company agreed to prepare and file a registration statement with the U.S. Securities and Exchange Commission registering the resale of the shares of common stock sold in the private placement on or prior to 90 days following the closing date. If the registration statement is not filed within such time or if the registration statement is not declared effective within 120 days following the closing date, the Company must pay liquidated damages to the investors equal to 1% of the dollar amount of their investment for each calendar month or portion thereof that the registration statement is not filed or declared effective. As of the date of this report the registration statement has yet to be filed.

Series A preferred stock

The Company’s Articles of Incorporation, which were filed with the Secretary of State of the State of Nevada on June 10, 2014, designate 5,000 shares of our preferred stock as Series A Convertible Preferred Stock (which amount of shares so designated may not be increased without the approval of the holders of a majority of then outstanding shares of Series A Stock.) A Certificate of Correction was filed with the Secretary of State of the State of Nevada on September 18, 2014 to correct the designation from 5,000 to 50,000 shares. Each share of Series A stock has a stated value of $1,000. The Company is obligated to reserve for issuance the aggregate number of shares which are issuable upon the conversion of the then outstanding shares of Series A Stock. The Series A Stock is not convertible if, after giving effect to such conversion, the holder and such holder’s affiliates would beneficially own in excess of 4.99%, or upon at least 61 days’ prior written notice to the Company, would beneficially own 9.99%.

Dividends

The holder of Series A Stock shall be entitled to receive dividends, on a pro rata basis, equal to and in the same form as dividends may be paid on the Company’s common stock, on a fully-converted basis.

Voting

The Series A Stock generally has no voting rights. If entitled to vote on a matter the holders of the Series A Stock shall vote together with the holders of the common stock on an as-converted basis. So long as 20% of the originally issued shares of Series A Stock are outstanding, the Company shall not without the approval of the holders of a majority of then outstanding shares of Series A Stock, alter or adversely change the Series A Stock, create a class of stock ranking senior to the Series A Stock upon a liquidation of the Company, or otherwise pari passu with the Series A Stock, amend its Articles of Incorporation to adversely affect the holders of the Series A Stock, increase the number of authorized shares of Series A Stock or pay dividends.

Liquidation

The holders of Series A Stock shall be entitled to be paid, out of the available funds and assets of the Company, prior and in preference to any payment or distribution of any available funds and assets on any shares of common stock, at a liquidation price of $1,000 per share of the Series A Stock.

Common stock

On June 10, 2014, upon formation, the Company issued an aggregate of 3,662,503 shares of the newly formed corporation’s common stock to the member of the LLC for all of the outstanding membership units of Pish Posh, LLC. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.0001 par value and paid in capital was recorded as a negative amount of ($367).

Capital contribution

On June 10, 2014, as part of the recapitalization, the Company applied paragraph 505-10-S99-3 of the FASB Accounting Standards Codification (formerly Topic 4B of the Staff Accounting Bulletins (“SAB”) (“SAB Topic 4B”) issued by the U.S. Securities and Exchange Commission (the “SEC”), by reclassifying the LLC member’s capital account inclusive of capital contributions of $431,095 and LLC’s undistributed earnings and losses of ($1,203,012) as of June 10, 2014 to additional paid-in capital.

Note 10 - Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the condensed financial statements were issued to determine if they must be reported. The Management of the Company determined that there no reportable subsequent events.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses payable by the “Company in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$724
Legal fees and expenses	60,000
Audit fees and expenses	42,500

Accounting fees and expenses	34,500

Miscellaneous	5,000
Total	$142,724

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified by our Article of Incorporation to the fullest extent permitted by Nevada law.

Under the Nevada Revised Statutes (“NRS”), director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Our Articles of Incorporation and Bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the NRS and we may advance the cost of litigation to the extent permitted under the NRS.

The employment agreement with our Chief Executive Officer also provides for indemnification to the full extent provided by law and that we will maintain directors and officers insurance in the amount of $5,000,000.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Pursuant to the Merger Agreement, each membership interest of Pish Posh Baby outstanding immediately prior to the effectiveness of the merger was converted into 36,625 shares of common stock and 80 shares of Series A Preferred Stock of the Company for an aggregate of 3,626,500 shares of common stock and 8,000 shares of Series A Stock. Bernard Warman received 2,746,875 shares of common stock and 6,000 shares of Series A Preferred Stock and Faige Warman (together with Bernard Warman, the owners of 100% of the outstanding membership interests of Pish Posh Baby) received 915,625 shares of common stock and 2,000 shares of Series A Preferred Stock in the merger.

On June 30, 2014, the Company sold warrants to purchase an aggregate of 375,000 shares of our common stock at an exercise price of $0.2666 per share to four accredited investors, each of which is also a selling stockholder. The warrants are exercisable commencing on January 1, 2015 through December 31, 2018 and contain, among other things, provisions for cash compensation of twice the price in certain circumstances for failure to timely deliver stock certificates upon exercise of the rights and rights in subsequent offerings. The warrants are not exercisable if such exercise would result in the beneficial ownership by the holder thereof and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of our common stock, or 9.99%, upon 61 days prior notice to the Company.

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On July 2, 2014, we entered into the Purchase Agreement pursuant to which we issued (i) an aggregate of 3,000 shares of our Series A Preferred Stock (convertible into an aggregate of 3,000,000 shares of our common stock) and (ii) three-year warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $1.00 per share for an aggregate purchase price of $3,000,000. See “Purchase Transactions” above for a more detailed description of the purchases.

In connection with the offering of shares and warrants under the Purchase Agreement, pursuant to the Placement Agreement with Palladium, on July 2, 2014, we issued 337,500 shares of common stock representing 2.25% of the total outstanding shares of our common stock on such date for placement agent services.

Except for our issuances to Palladium for placement agent services, none of the above issuances involved any underwriters, underwriting discounts or commissions, or any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising. We believe the above issuances were exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder.

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 11, 2014 (1)
3.1	Articles of Incorporation (1)
3.2	Bylaws (1)
3.3	Certificate of Correction to Articles of Incorporation (1)
5.1	Opinion of David Lubin & Associates, PLLC (1)
10.1	Securities Purchase Agreement, dated July 2, 2014 (1)
10.2	Registration Rights Agreement, dated July 2, 2014 (1)
10.3	Common Stock Purchase Warrant, dated June 30, 2014 issued to Bernard Warman (1)
10.4	Form of Common Stock Purchase Warrant, dated July 2, 2014 (1)
10.5	Form of Lockup Agreement (1)
10.6	Placement Agent Agreement, dated June 10, 2014, with Palladium Capital Advisors, LLC (1)
10.7	Employment Agreement, dated June 30, 2014, with Bernard Warman (1)
10.8	Employment Agreement, dated June 30, 2014, with Eliezer Nojovitz (1)
10.9	Form of Irrevocable Voting Proxy (1)
10.10	2014 Stock Option Plan (1)
10.11	Purchase, Put and Escrow Agreement, dated July 2, 2014, between Bernard Warman, the purchasers named therein and Grushko & Mittman, P.C. (1)
10.12	Industrial Lease, executed as of July 10, 2014, between 1915 Swarthmore Avenue Holdings, LLC and Westmark Marketing LLC (1)
10.13	Letter Agreement, dated July 24, 2014 with David Koninsberg (1)
10.14	Letter Agreement, dated July 24, 2014, with Julie McCaffrey (1)
10.15	Consent and Amendment Agreement, dated September 30, 2014 (1)
10.16	Agreement, dated July 1, 2014, with CPC Strategy LLC (1)
10.17	Letter Agreement with SGI Group, dated July 24, 2014 (1)
10.18	Letter Agreement with Ber-Line Realty LLC, dated July 24, 2014 (1)
10.19	Form of Common Stock Purchase Warrant, dated June 30, 2014 (1)
21	Subsidiaries (1)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

(1) Filed as an exhibit to the Company’s registration statement on Form S-1 filed with the SEC on November 12, 2014 and incorporated herein by reference.

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Item 17. Undertakings

The undersigned Company hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Company undertakes that in a primary offering of securities of the undersigned Company pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Company will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Company relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Company or used or referred to by the undersigned Company;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Company or its securities provided by or on behalf of the undersigned Company; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Company to the purchaser.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Company is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey on December 30, 2014.

PISH POSH, INC.

By:	/s/ Bernard Warman
Bernard Warman
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

December 30, 2014	By:	/s/ Bernard Warman
Bernard Warman
Chief Executive Officer and director (Principal Executive Officer and Principal Financial and Accounting Officer )

December 30, 2014	By:	/s/ Arthur Kingsley Lachman
Arthur Kingsley Lachman
Director

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